UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BLUEROCK RESIDENTIAL GROWTH REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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712 Fifth Avenue, 9th Floor
New York, New York 10019

Proxy Statement and
Notice of Annual Meeting of Stockholders
To Be Held August 6, 2014

Dear Stockholder:

On August 6, 2014, we will hold our 2014 annual meeting of stockholders at the Warwick Hotel, 65 West 54th Street at 6th Avenue, New York, New York 10019, in the Davis Room (1st Floor). The meeting will begin at 12:00 pm local time. Directions to the meeting can be obtained by calling (877) 826-BLUE (2583).

We are holding this meeting to:

1.	Elect five directors to hold office for one-year terms expiring in 2015.
2.	Conduct an advisory vote on the compensation of the company’s named executive officers as disclosed in this proxy statement.
3.	Conduct an advisory vote on the frequency of future advisory votes on executive compensation.
4.	Ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2014.
5.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your board of directors has selected June 5, 2014 as the record date for determining stockholders entitled to vote at the meeting.

This proxy statement, proxy card, and annual report to stockholders is being mailed to you on or about June 20, 2014.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders can submit their votes by proxy by mailing or faxing the enclosed proxy card, or by authorizing their proxy via telephone or internet.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2014:

Our proxy statement, form of proxy card and 2014 annual report to stockholders are also available at http://www.bluerockresidential.com.

By Order of the Board of Directors

Michael L. Konig
Secretary

New York, New York
June 20, 2014

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
712 Fifth Avenue
9th Floor
New York, New York 10019
(877) 826-BLUE (2583)

PROXY STATEMENT

The accompanying proxy is solicited by the board of directors of Bluerock Residential Growth REIT, Inc. (the “company,” “we,” “our,” or “us”) for use in voting at the 2014 annual meeting of stockholders to be held on August 6, 2014 at 12:00 P.M. local time, at the Warwick Hotel, 65 West 54th Street at 6th Avenue, New York, New York 10019, in the Davis Room (1st Floor), and at any adjournment or postponement thereof, for the purposes set forth herein.

This proxy statement, proxy card, and annual report to stockholders is being mailed to you on or about June 20, 2014.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?
A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2014 annual stockholders meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the SEC, and is designed to assist you in voting.
Q:	What is a proxy?
A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing R. Ramin Kamfar and Christopher J. Vohs, each of whom are our officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote all of your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR all of the director nominees. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us as soon as possible, whether or not you plan on attending the meeting.
Q:	When is the annual meeting and where will it be held?
A:	The annual meeting will be held on August 6, 2014, at 12:00 pm local time at the Warwick Hotel, 65 West 54th Street at 6th Avenue, New York, New York, 10019, in the Davis Room (1st Floor).
Q:	Who is entitled to vote?
A:	Anyone who owned our common stock at the close of business on June 5, 2014, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting. In order to be admitted to the annual meeting, you must present proof of ownership of our stock on the record date. Such proof can consist of: a brokerage statement or letter from a broker indicating ownership on June 5, 2014; a proxy card; a voting instruction form; or a legal proxy provided by your broker or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership.
Q:	How many shares of common stock are outstanding?
A:	As of June 10, 2014, there were 4,495,744 shares of our Class A common stock outstanding and entitled to vote, and 353,630, 353,630, and 353,629 shares of our Class B-1, Class B-2 and Class B-3 common stock outstanding, respectively, and entitled to vote.

Q:	What constitutes a quorum?
A:	A quorum consists of the presence in person or by proxy of stockholders holding a majority of the outstanding shares, inclusive of all classes of our common stock. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, then you will at least be considered part of the quorum.
Q:	How many votes do I have?
A:	You are entitled to one vote for each share of Class A, Class B-1, Class B-2 and Class B-3 common stock you held as of the record date.
Q:	How may I vote on each proposal?
A:	You may vote on each proposal as follows:
Proposal 1:	You may vote for each individual nominee to serve on the board of directors, withhold from each individual nominee, or withhold from all nominees.
Proposal 2:	You may vote for, against or abstain on the advisory vote on executive compensation.
Proposal 3:	You may indicate your preference for an advisory vote on executive compensation every one, two or three years, or abstain from voting.
Proposal 4:	You may vote for, against or abstain from voting to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2014.
Q:	How does the board of directors recommend I vote on each of the proposals?
A:	The board of directors recommends a vote FOR each of Proposals 1, 2 and 4. For Proposal 3, the board of directors recommends a vote for EVERY THREE YEARS for the frequency of future advisory votes on executive compensation.
Q:	How can I vote?
A:	You can vote in person at the meeting or by proxy. You may authorize a proxy by completing, dating, signing and promptly returning the proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement. You may also authorize a proxy to vote by telephone, via fax, or via the internet by following the procedures described in your proxy card. Those stockholders of record authorizing a proxy to vote by telephone, via fax or via the internet must do so no later than 5:00 p.m. Eastern Time, on August 5, 2014.

If you elect to attend the meeting, you can submit your vote in person, and any previous votes that you submitted by mail will be superseded.

Q:	What if I submit my proxy and then change my mind?
A:	You have the right to revoke your proxy at any time before the meeting by:
(1)	providing written notice of the revocation to Michael L. Konig, our Secretary;
(2)	attending the meeting and voting in person; or
(3)	submitting another proxy card dated after your first proxy card by telephone, via fax or via the internet, if we receive it no later than 5:00 p.m. Eastern Time on August 5, 2014.

Only the most recent proxy vote will be counted, and all others will be discarded, regardless of the method of voting.

Q:	Will my vote make a difference?
A:	Yes. Your vote could affect the composition of our board of directors, as well as the outcome of the proposals regarding the advisory vote on executive compensation, the frequency of future advisory votes on executive compensation, and the ratification of our independent registered public accounting firm for 2014. Moreover, your vote is needed to ensure that these proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Q:	What are the voting requirements to elect the board of directors?
A:	Under our charter, the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is required for the election of the directors. This means that a director nominee with the most votes for a particular board seat is elected to that seat. Because the number of director nominees does not exceed the number of board seats, a director nominee need only receive a single “for” vote to be elected. “Withhold” votes and broker non-votes will have no effect on the outcome of the election, but they will count toward the establishment of a quorum. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.
Q:	What are the voting requirements to approve the other proposals discussed in this proxy statement?
A:	Under our charter, the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required to approve Proposal 2 (the advisory vote on executive compensation), Proposal 3 (the advisory vote on the frequency of future advisory votes on executive compensation), and Proposal 4 (the selection of BDO USA, LLP as our independent registered public accounting firm for 2014). This means that each proposal needs to receive more “for” votes than “against” votes in order to be approved. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. Abstentions and broker non-votes will have no effect on the result of the votes on these proposals, but they will count toward the establishment of a quorum.
Q:	What is a broker “non-vote”?
A:	A broker “non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on proposals considered a “non-routine” matter under the NYSE MKT rules because the broker does not have discretionary power with respect to that matter and has not received instructions from the beneficial owner. SEC rules prohibit brokers from giving a proxy to vote with respect to “non-routine” matters without receiving voting instructions from a beneficial owner. Proposal 1 (the election of directors), Proposal 2 (the advisory vote on executive compensation) and Proposal 3 (the advisory vote on the frequency of future advisory votes on executive compensation) are considered “non-routine” matters under NYSE MKT rules. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with these proposals. Proposal 4 (the ratification of BDO USA, LLP as our independent registered public accounting firm for 2014) is the only matter to be presented at the annual meeting that is considered “routine” under NYSE MKT rules and on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

Q:	How will voting on any other business be conducted?
A:	Although we do not know of any business to be considered at the annual meeting other than the election of directors, the advisory vote on executive compensation, your preference for the frequency of future advisory votes on executive compensation, and the selection of our independent registered public accounting firm for 2014, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to R. Ramin Kamfar and Christopher J. Vohs, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.
Q:	When are the stockholder proposals for the next annual meeting of stockholders due?
A:	Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2015 may do so by following the procedures prescribed in Article II, Section 11 of our Bylaws. To be eligible for presentation to and action by the stockholders at the 2014 annual meeting, director nominations and other stockholder proposals must be received by Michael L. Konig, our Secretary, no earlier than the 150th day, nor later than 5:00 p.m. Eastern Time on the 120th day, prior to the first anniversary of the date of this proxy statement (i.e., no earlier than January 21, 2015 and no later than February 20, 2015).
Q:	Who pays the cost of this proxy solicitation?
A:	We will pay all of the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.
Q:	Is this proxy statement the only way that proxies are being solicited?
A:	No. In addition to mailing proxy solicitation material, our directors and employees of our manager or its affiliates, as well as third-party proxy service companies we retain, may also solicit proxies in person, via the internet, by telephone or by any other electronic means of communication we deem appropriate. We currently have no arrangements with paid solicitors.
Q:	Where can I find more information?
A:	We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or 1-202-551-7900 for further information regarding the public reference facilities.

CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Directors

We operate under the direction of our board of directors. The board of directors oversees our operations and makes all major decisions concerning our business.

Board Leadership Structure

The board of directors is composed of R. Ramin Kamfar, our Chief Executive Officer and President, and who controls our manager; Gary T. Kachadurian, the Vice Chairman of our manager and Chairman of our investment committee; and three independent directors: Brian D. Bailey, I. Bobby Majumder and Romano Tio. The board composition and our corporate governance guidelines ensure strong oversight by independent directors. The board of directors’ audit committee, compensation committee and the nominating and corporate governance committee is composed entirely of independent directors, while the board of directors’ investment committee is composed of one executive officer of the company and two independent directors. The board of directors is led by Mr. Kamfar, who has served as Chairman of the Board since our inception in 2008. Mr. Kamfar also served as our Chief Executive Officer and the Chief Executive Officer of our former advisor, Bluerock Multifamily Advisor, LLC, or our former advisor, from our inception in 2008 until February 2013, and currently serves as our Chief Executive Officer. As Chairman of the Board, Mr. Kamfar is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. As Chief Executive Officer, Mr. Kamfar manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. Pursuant to our corporate governance guidelines, the board of directors does not require the role of the Chairman of the Board and Chief Executive Officer to be separated. However, our corporate governance guidelines do require the appointment of a lead independent director if the Chairman of the Board is not an independent director.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our manager are responsible for the day-to-day management of risks faced by the company, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, our entire board reviews information regarding the company’s liquidity, borrowings, operations, legal and regulatory compliance and actual and expected material developments in our business, as well as the risks associated with each. In addition, each year the board of directors reviews our investment strategies and objectives and their continued viability, and each quarter the directors review variances in major line items between our current results and our budget from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our property portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The investment committee oversees risk management with respect to specific real estate investments proposed by our manager and our investment policies and procedures. The compensation committee reviews and approves, on an annual basis, the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and reviewing and approving the compensation, if any, of all of our other officers, and administering our incentive compensation equity-based plans. The nominating and corporate governance committee is responsible for identifying and recommending to our full board of directors qualified candidates for election as directors and developing and recommending to our board of directors corporate governance guidelines and implementing and monitoring such guidelines. Although the audit committee, investment committee, compensation committee and the nominating and corporate governance committee are responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through reporting by the committees about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks within the company.

Director Independence

A majority of the directors, all of the members of the audit committee, the compensation committee and the nominating and corporate governance committee, and a majority of the members of the investment committee, are “independent” as defined by the NYSE MKT. The NYSE MKT standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The board of directors has determined that Brian D. Bailey, I. Bobby Majumder and Romano Tio each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a director. None of these directors has ever served as (or is related to) an employee of ours, of our manager, or of any affiliates of our company or our manager, or received or earned any compensation from us or any such other entities except for compensation directly related to service as a director of us. Therefore, we believe that all of these directors are independent directors.

Nomination of Directors

Our nominating and corporate governance committee, which consists of all of our independent directors, has adopted a nominating and corporate governance committee charter that details the committee’s principal functions. These functions include identifying and recommending to our full board of directors qualified candidates for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders. Our bylaws provide that nominations of individuals for election to the board of directors at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on the election or proposal of other business and who has complied with the advance notice procedures of our bylaws. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting on the election and who has complied with the advance notice provisions of our bylaws.

Board Membership Criteria

The full board annually reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board. The board reviewed these criteria in connection with director nominations for the 2014 annual stockholders’ meeting and determined that the composition of the current board of directors satisfies these criteria.

Other considerations in director nominations include the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that those nominated to serve as independent directors will be individuals who possess a reputation and hold positions or affiliations befitting a director of a publicly held company and who are actively engaged in their occupations or professions.

A vacancy in our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until his or her earlier death, resignation or removal. Any director may resign at any time. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of a plurality of the outstanding shares of common stock will be able to elect all of the directors

Board Meetings and Director Attendance

During 2013, the board of directors participated in five (5) joint meetings with the audit committee and six (6) joint meetings with the investment committee. There were no meetings of the Compensation Committee nor the Nominating and Corporate Governance Committee. Each of our current directors attended all meetings of the board of directors held during the period for which he served as a director and all meetings held by all committees of the board of directors on which he served during the periods in which he served. For biographical information regarding our directors, see “Executive Officers and Directors” below.

Director Attendance at Annual Meetings

Although we have no policy with regard to attendance by the members of the board of directors at our annual meetings, we invite and encourage all members of the board of directors to attend our annual meetings to foster communication between stockholders and the board of directors. Seven of our eight board members serving at the time attended our 2013 annual meeting of stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of the board of directors may do so by writing to: Bluerock Residential Growth REIT, Inc. Board of Directors, 712 Fifth Avenue, 9th Floor, New York, New York 10019, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the board of directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the audit committee for review.

Committees of the Board of Directors

The board of directors has established four committees: an audit committee, an investment committee, a compensation committee and a nominating and corporate governance committee. Information regarding these committees is set forth below.

The Audit Committee

General

The audit committee’s functions are (i) to evaluate and approve the services and fees of our independent registered public accounting firm; (ii) to periodically review the auditors’ independence; and (iii) to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and procedures and the audit and financial reporting process. The audit committee also considers and approves the audit and non-audit services and fees provided by the independent auditors. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee updated and revised the audit committee charter, dated as of March 26, 2014. The audit committee charter is available on our web site at www.bluerockresidential.com, and is attached as Appendix A to this proxy statement.

The members of the audit committee are Brian D. Bailey, I. Bobby Majumder and Romano Tio. All of the members of the audit committee are “independent” as defined by the NYSE MKT. Mr. Majumder is the chairman of our audit committee, and is designated as the audit committee financial expert as defined by applicable rules promulgated by the SEC and the NYSE MKT corporate governance listing standards. During 2013, the audit committee held five (5) joint meetings with our board of directors and three (3) separate meetings.

Independent Registered Public Accounting Firm

BDO USA, LLP has served as our independent auditors since October 3, 2012. The appointment of BDO USA, LLP as our independent public accountants was unanimously approved by the Board. BDO USA, LLP is the successor to our former independent auditors, KPMG LLP. KPMG LLP served as our independent auditors from August 23, 2010 until October 3, 2012. KPMG LLP was successor to our previous independent auditors, Freedman & Goldberg, who served as our independent auditors from our formation until August 23, 2010. Occasionally, we consult with Plante Moran, PLLC.

We expect that representatives of BDO USA, LLP will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by BDO USA, LLP for the year ended December 31, 2013 and KPMG LLP for the year ended December 31, 2012, and accounting fees billed to us by Freedman & Goldberg and Plante Moran, PLLC, are set forth in the table below:

	2013	2012
Audit fees
BDO	$205,068	$85,684
KPMG	20,000	197,500
F&G	833	—
Audit-related fees
BDO	178,780	—
KPMG	90,000	47,500
F&G	370	199
Tax fees
BDO	12,221	15,680
KPMG	—	22,215
All other fees	—	—
Total	$507,272	$368,778

For purposes of the preceding table, professional fees are classified as follows:

•	Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.
•	Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.
•	Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees — These are fees for any services not included in the above-described categories.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the auditors’ independence, the audit committee charter requires the audit committee to pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditors. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. In addition, the audit committee, may, in its discretion, delegate one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to the full audit committee at its next scheduled meeting.

All services rendered by BDO for the year ended December 31, 2013 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, the independent auditors devote more time and have access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2013 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with BDO, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee received from BDO the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit committee concerning independence, and discussed with BDO their independence from us. In addition, the audit committee considered whether BDO’s provision of non-audit services is compatible with BDO’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

June 4, 2014	The Audit Committee of the Board of Directors: I. Bobby Majumder (Chairman), Brian D. Bailey and Romano Tio

The Investment Committee

General

Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investments in specific real estate investments proposed by our manager and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. Our board of directors has delegated to our manager the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all other investments in real estate consistent with our investment guidelines, for investments less than 5% of our total assets, including any financing of such investment. Our manager will recommend suitable investments for consideration by the investment committee for investments that exceed this threshold up to 10% of our total assets, and for investments equal to or in excess of this amount, to our full board of directors. If the members of the investment committee approve a given investment, then our manager will be directed to make such investment on our behalf, if such investment can be completed on terms approved by the committee. The members of our investment committee will be Gary T. Kachadurian, Brian D. Bailey and Romano Tio. The background and experience of Messrs. Kachadurian, Bailey and Tio are described below in “Executive Officers and Directors.”

Compensation Committee

General

Our board of directors has established a compensation committee, which consists of all of our independent directors, and has adopted a compensation committee charter that details the principal functions of the compensation committee. These functions include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, if any, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration, if any, of our chief executive officer based on such evaluation;
•	reviewing and approving the compensation, if any, of all of our other officers;
•	reviewing our executive compensation policies and plans;
•	overseeing plans and programs related to the compensation of our manager, including fees payable to our manager pursuant to the management agreement with our manager;
•	implementing and administering our incentive compensation equity-based remuneration plans, if any;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter is available on our web site at www.bluerockresidential.com, and is attached as Appendix B to this proxy statement.

Nominating and Corporate Governance Committee

General

Our board of directors has established a nominating and corporate governance committee, which consists of all of our independent directors, and has adopted a nominating and corporate governance committee charter that details the principal functions of the nominating and corporate governance committee. These functions include:

•	identifying and recommending to our full board of directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•	developing and recommending to our board of directors corporate governance guidelines and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;
•	recommending to our board of directors nominees for each committee of our board of directors;
•	annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE MKT corporate governance listing standards; and
•	overseeing our board of directors’ evaluation of management.

The nominating and corporate governance committee charter is available on our web site at www.bluerockresidential.com, and is attached as Appendix C to this proxy statement.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2014 annual meeting, and are being nominated for re-election to serve until the 2015 annual meeting and until his successor is elected and qualified.

Name	Position(s)	Age*	Year First Became a Director
R. Ramin Kamfar	Chairman of the Board, Chief Executive Officer and President	50	2008
Michael L. Konig	Senior Vice President, Secretary and General Counsel	53	N/A
Christopher J. Vohs	Chief Accounting Officer and Treasurer	38	N/A
Gary T. Kachadurian	Director	64	2014
Brian D. Bailey	Independent Director	48	2009
I. Bobby Majumder	Independent Director	45	2009
Romano Tio	Independent Director	54	2009

*	As of May 15, 2014.

R. Ramin Kamfar, Chairman of the Board, Chief Executive Off|ficer and President.  Mr. Kamfar serves as our Chairman of the Board and as our Chief Executive Officer and President. Mr. Kamfar has served as our Chairman of the Board since August 2008, and also served as our Chief Executive Officer and the Chief Executive Officer of our former advisor, Bluerock Multifamily Advisor, LLC, which is an affiliate of our company, from August 2008 to February 2013. He has also served as the Chairman of the Board and Chief Executive Officer of Bluerock since its inception in October 2002, where he has overseen the acquisition and development of approximately 7,500 apartment units, and over 2.5 million square feet of office space. In addition, Mr. Kamfar has served as Chairman of the Board of Trustees and as a Trustee of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. Mr. Kamfar has 25 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, and public and private financings. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers Inc., New York, New York, where he specialized in mergers and acquisitions and corporate finance. In 1993 Mr. Kamfar left Lehman to focus on private equity transactions. From 1993 to 2002, Mr. Kamfar executed a growth/consolidation strategy to build a startup into a leading public company in the ‘fast casual’ market now known as Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL) with approximately 800 locations and $400 million in gross revenues. From 1999 to 2002, Mr. Kamfar also served as an active investor, advisor and member of the Board of Directors of Vsource, Inc., a technology company subsequently sold to Symphony House (KL: SYMPHNY), a leading business process outsourcing company focused on the Fortune 500 and Global 500. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, located in Philadelphia, Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland located in College Park, Maryland.

Michael L. Konig, Chief Operating Off|ficer, Secretary and General Counsel.  Mr. Konig serves as Chief Operating Officer, Secretary and General Counsel of our company and our manager, BRG Manager, LLC, which is an affiliate of our company. Mr. Konig has also served as Senior Vice President and General Counsel for Bluerock and its affiliates since December 2004. In addition, Mr. Konig has served as Secretary of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since 2012. Mr. Konig has over 25 years of experience in law and business. Mr. Konig was an attorney at the firms of Ravin Sarasohn Cook Baumgarten Fisch & Baime from September 1987 to September 1989, and Greenbaum Rowe Smith & Davis from September 1989 to March 1997, representing borrowers and lenders in numerous financing transactions, primarily involving real estate, distressed real estate and Chapter 11 reorganizations, as well as a broad variety of litigation and corporate law matters. From 1998 to 2002, Mr. Konig served as legal counsel, including as General Counsel, at New World Restaurant Group, Inc. (now known as Einstein Noah

Restaurant Group, Inc. (NASDAQ: BAGL)). From 2002 to December 2004, Mr. Konig served as Senior Vice President of Roma Food Enterprises, Inc. where he led operations and the restructuring and sale of the privately held company with approximately $300 million in annual revenues. Mr. Konig received a J.D. degree cum laude in 1987 from California Western School of Law, located in San Diego, California, an M.B.A. degree in Finance in 1988 from San Diego State University and a Bachelor of Commerce degree in 1982 from the University of Calgary.

Christopher J. Vohs, Chief Accounting Officer and Treasurer.  Mr. Vohs serves as Chief Accounting Officer and Treasurer of our company, and has served as Chief Accounting Officer for Bluerock Real Estate, L.L.C., for our former advisor, Bluerock Multifamily Advisor, LLC, and for our manager, BRG Manager, LLC, all of which are affiliates of our company. In his role as Chief Accounting Officer for Bluerock Real Estate, L.L.C. and Bluerock Multifamily Advisor, LLC, and BRG Manager, LLC, Mr. Vohs has been responsible for the oversight of all financial recordkeeping and reporting aspects of those companies. Previously, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010, where he was responsible for the accounting and financial reporting for the REIT. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations. As Vice President of Finance, Mr. Vohs was responsible for all finance, accounting, and administrative operations of the division. From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification and focused on midsize to large private and public companies in the manufacturing, finance, and communications industries. Mr. Vohs received his B.A. degree in Accounting from Michigan State University in 1998.

Gary T. Kachadurian, Director.  Mr. Kachadurian has served as a member of our Board of Directors since the closing of our initial firmly underwritten public offering, or IPO, on April 2, 2014. Mr. Kachadurian also serves as Vice Chairman of our manager. Mr. Kachadurian has over 30 years of real estate experience primarily investing in and developing apartment properties on behalf of institutional investors. Since 2007, Mr. Kachadurian has served as Chairman of Apartment Realty Advisors, the nation’s largest privately owned multihousing investment advisory company. From 1990 to 2005, Mr. Kachadurian served in various senior roles at Deutsche Bank Real Estate/RREEF, a leading pension fund advisor, including as a member of RREEF’s Investment Committee for 14 years, as a senior member of the Policy Committee of RREEF, as Senior Managing Director for Global Business Development responsible for raising institutional real estate funds in Japan, Germany, and other countries, and as head of RREEF’s National Acquisitions Group and Value-Added and Development lines of business where he had oversight in the acquisition and management of RREEF’s 24,000 unit apartment investment portfolio. Prior to Deutsche Bank/RREEF, Mr. Kachadurian served as the Midwest Regional Operating Partner for Lincoln Property Company, developing and managing apartment communities in Illinois, Indiana, Wisconsin, Kansas and Pennsylvania. Mr. Kachadurian also serves as President of The Kachadurian Group LLC (f/k/a The Kach Group), which provides consulting on apartment acquisition and development transactions, including to Waypoint Residential, LLC. Mr. Kachadurian is a founding Board Member of the Chicago Apartment Association, and a former Chairman of the National Multi Housing Council. Mr. Kachadurian is Chairman of the Village Foundation of Children’s Memorial Hospital, is a Director of Pangea Real Estate, KBS Legacy Partners Apartment REIT, and Leaders Bank in Oak Brook, Illinois. Mr. Kachadurian received his B.S. in Accounting from the University of Illinois in 1974.

Brian D. Bailey, Independent Director.  Mr. Bailey has served as one of our independent directors since January 2009. Mr. Bailey has more than 20 years of experience in sourcing, evaluating, structuring and managing private investments, including with real estate and real estate-related debt financing. Mr. Bailey founded and currently serves as Managing Member of Carmichael Partners, LLC, a private equity investment firm based in Charlotte, North Carolina. From December 2008 to December 2009, Mr. Bailey served as a Senior Advisor of Carousel Capital, LLC, a private equity investment firm. From April 2000 to December 2008, Mr. Bailey served as a Managing Partner of Carousel Capital. Since its inception, Carousel has made portfolio investments in more than 25 operating companies and has completed numerous additional acquisitions and financings related to these portfolio companies, including sale leaseback transactions, and has utilized such financings in several of its investments. Mr. Bailey’s duties at Carousel Capital included sourcing and evaluating investment opportunities, managing the firm’s investment process, serving on the firm’s Investment Committee, managing the firm’s fundraising efforts and communications with its limited partners and Board of Advisors, and serving as a director on the boards of certain portfolio companies, some of which have meaningful real estate assets on their balance sheets. Thus, Mr. Bailey has been involved in the management of numerous real estate issues over the course of his involvement with such portfolio companies. From 1999 to 2000, Mr. Bailey was a team member of Forstmann Little & Co., a private equity firm in New York, New York. From 1996 to 1999, Mr. Bailey was a Principal at the Carlyle Group, a global private equity firm in Washington, D.C. Earlier in his career, Mr. Bailey worked in the leveraged buyout group at CS First Boston in New York, New York and in the mergers and acquisitions group at Bowles Hollowell Conner & Company in Charlotte, North Carolina. Mr. Bailey has also worked in the public sector, as Assistant to the Deputy Chief of Staff and Special Assistant to the President at the White House from 1994 to 1996 and as Director of Strategic Planning and Policy at the U.S. Small Business Administration in 1994. He currently serves as a director of the Telecommunications Development Fund, a private equity investment fund headquartered in Washington, DC, and as a trustee at the North Carolina School of Science and Mathematics. Mr. Bailey received a B.A. degree in Mathematics and Economics in 1988 from the University of North Carolina at Chapel Hill and an M.B.A. degree in 1992 from the Stanford Graduate School of Business, located in Stanford, California.

I. Bobby Majumder, Independent Director.  Mr. Majumder has served as one of our independent directors since January 2009. Mr. Majumder is a partner at the law firm of Perkins Coie, where he specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. Prior to Perkins Coie, Mr. Majumder was a partner in the law firm of K&L Gates LLP from May 2005 to March 2013. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent Trustee on the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associates Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law, located in Lexington, Virginia, and a B.A. degree in 1990 from Trinity University, located in San Antonio, Texas.

Romano Tio, Independent Director.  Mr. Tio has served as one of our independent directors since January 2009. Mr. Tio serves as Managing Director at RM Capital Management LLC, a boutique real estate investment and advisory firm. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent Trustee of the Board of Trustees of Total Income (plus) Real Estate Fund, a closed-end interval fund organized by Bluerock, since July 2012. Mr. Tio received a B.S. degree in Biochemistry in 1982 from Hofstra University located in Hempstead, New York.

Compensation of Directors and Officers

Former Incentive Plan

We previously adopted the Bluerock Multifamily Growth REIT, Inc. Long Term Incentive Plan, or the former Incentive Plan, to provide an incentive to our employees, officers, directors, and consultants and employees and officers of our former advisor, by offering such persons an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards. Under the former Incentive Plan, we had reserved and authorized an aggregate number of 2,000,000 shares of our common stock for issuance.

As of the date of the termination of our former Incentive Plan on January 23, 2014, no awards had been granted to our executive officers thereunder. Each of our current independent directors previously received 5,000 shares of restricted stock in connection with the commencement of our prior public offering, and 2,500 shares of restricted stock upon their annual re-election to the board, under our former Incentive Plan. Pursuant to the terms of our former Incentive Plan, the restricted stock vested 20% at the time of the grant, and vested or will vest 20% on each anniversary thereafter over four years from the date of the grant. Notwithstanding the foregoing, the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the grantee’s service as a director due to his or her death, disability or termination without cause or (2) the occurrence of a change in our control. All restricted stock previously granted under our former Incentive Plan, whether vested or unvested, may receive distributions. No additional grants of common stock or other equity-related awards will be made under our former Incentive Plan.

2014 Incentive Plans

On December 16, 2013, our board of directors adopted, and on January 23, 2014 our stockholders approved, the 2014 Equity Incentive Plan for Individuals, or the 2014 Individuals Plan, and the 2014 Equity Incentive Plan for Entities, or the 2014 Entities Plan, to attract and retain independent directors, executive officers and other key employees, including officers and employees of our manager and operating partnership and their affiliates and other service providers, including our manager and its affiliates. We refer to both the 2014 Individuals Plan and the 2014 Entities Plan as the 2014 Incentive Plans. The 2014 Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards. The aggregate number of shares of our Class A common stock that may be issued under the 2014 Incentive Plans is equal to 275,862 shares. Upon the approval by our stockholders of the 2014 Individuals Plan and the 2014 Entities Plan, our former Incentive Plan was terminated.

Director Compensation

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. We pay each of our independent directors an annual retainer of $25,000. In addition, we will pay our independent directors $2,500 in cash per board meeting attended, $2,000 in cash for each committee meeting attended, and $1,000 in cash for each teleconference meeting of the board or any committee. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

We have provided below certain information regarding compensation earned or paid in 2013 by or to our directors who served on our board of directors during fiscal year 2013.

Name	Fees Earned or Paid in Cash in 2013		Stock Awards(1)	All Other Compensation	Total
R. Ramin Kamfar(2)	$—		$—	$—	$—
James G. Babb, III(2)(3)	—		—	—	—
Brian D. Bailey	41,000	(4)	25,000	—	66,000
I. Bobby Majumder	41,000	(4)	25,000	—	66,000
Romano Tio	43,500	(5)	25,000	—	68,500

(1)	On August 5, 2013, each of our independent directors received an automatic grant of 2,500 shares of restricted stock upon their re-election to the board of directors at our 2013 annual meeting, valued at $10.00 per share, based upon the grant date fair value per share as computed in accordance with FASB ASC Topic 718. These awards vested 20% at the time of the grant, and will vest 20% on each anniversary thereafter over four years from the date of the grant. Subsequent to the grant, our outstanding shares of common stock were changed into one-third of a share of each of our Class B-1 common stock, Class B-2 common stock and Class B-3 common stock. We subsequently effected a 2.264881-to-1 reverse stock split of our outstanding shares of Class B-1 common stock, Class B-2 common stock and Class B-3 common stock, and subsequently effected an additional 1.0045878-to-1 reverse stock split of our outstanding shares of Class B-1 common stock, Class B-2 common stock and Class B-3 common stock, or the Recapitalization.

(2)	Directors who are also our executive officers do not receive compensation for services rendered as a director.
(3)	Mr. Babb was a director of our company until April 2, 2014.
(4)	Includes (a) $8,333.33 toward 2013 annual retainer of $25,000 (paid in 2012 for services rendered January-April 2013); (b) $16,666.67 toward 2013 annual retainer of $25,000 (paid in 2013 for services rendered May-December 2013); and (c) an aggregate total of $16,000 comprised of (i) eleven $1,000 payments (totaling $11,000) and (ii) two $2,500 payments (totaling $5,000) related to joint Board/audit committee/investment committee teleconference and in-person meetings, respectively, held in 2013.
(5)	Includes (a) $8,333.33 toward 2013 annual retainer of $25,000 (paid in 2012 for services rendered January-April 2013); (b) $16,666.67 toward 2013 annual retainer of $25,000 (paid in 2013 for services rendered May-December 2013); (c) an aggregate total of $18,500 comprised of (i) eleven $1,000 payments (totaling $11,000) and (ii) three $2,500 payments (totaling $7,500) related to joint Board/audit committee/investment committee teleconference and in-person meetings, respectively, held in 2013.

Executive Officer Compensation

We do not currently have any employees and our executive officers are employed by our manager. We will not reimburse our manager for compensation paid to our executive officers. Officers will be eligible for awards under our 2014 Individuals Plan. However, we currently do not intend to grant any such awards, and no awards have been granted to our executive officers under our 2014 Individuals Plan.

Stock Ownership

The table below sets forth, as of the completion of our initial firmly underwritten public offering, or IPO, on April 2, 2014, certain information regarding the beneficial ownership of our shares of Class A and Class B common stock and shares of Class A common stock issuable upon redemption of units of limited partnership interest in our operating partnership, or OP Units, immediately following the completion of the IPO and our contribution transactions for (1) each person who is the beneficial owner of 5% or more of our outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all of our directors and executive officers as a group. This table reflects the issuance of shares of Class A common stock, OP Units and LTIP units in connection with the IPO and our contribution transactions at the IPO price per share of $14.50, and gives effect to the Recapitalization discussed above. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of Class A or Class B common stock as opposed to OP Units or LTIP units is set forth in the footnotes below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within sixty (60) days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of common stock subject to options or other rights (as set forth above) held by that person that were exercisable as of the completion of the IPO or that became exercisable within sixty (60) days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name of Beneficial Owner(1)	Title of Class of Securities Owned	Amount and Nature of Beneficial Ownership		Percent of Class(3)
5% Stockholders:
Bluerock Special Opportunity + Income Fund, II	Class A Common Stock	793,434		17.61%
Named Executive Officers and Directors:
R. Ramin Kamfar(4)	Class A Common Stock	72,515	(2)	1.56%
	Class B Common Stock	10,148		0.96%
	OP Units	32,276		11.03%
	LTIP Units	146,016		43.35%
Gary T. Kachadurian, Director	—	—		—
Michael L. Konig	—	—		—
Christopher J. Vohs	—	—		—
Brian D. Bailey, Independent Director	Class B Common Stock	7,774		0.73%
I. Bobby Majumder, Independent Director	Class B Common Stock	6,724		0.63%
Romano Tio, Independent Director	Class B Common Stock	6,744		0.64%
All Named Executive Officers and Directors as a Group(5)		132,181		2.26%

(1)	The address of each beneficial owner listed is 712 Fifth Avenue, 9th Floor, New York, New York 10019.
(2)	72,515 shares of our Class A common stock are pledged as a security in connection with our contribution transactions.
(3)	Reflects the issuance of 3,448,276 shares of our Class A common stock issued in the IPO. Also includes (i) 1,047,468 shares of our Class A common stock issued in connection with our contribution transactions, and (ii) 1,060,889 shares of our Class B common stock outstanding immediately prior to the completion of the IPO.
(4)	As of the date of this proxy statement, Bluerock owns 3,398 shares of each of our Class B-1, Class B-2, and Class B-3 common stock, all of which are issued and outstanding stock. The shares of our common stock owned by Bluerock include the 22,100 shares of our Class B common stock purchased by our former advisor prior to our Recapitalization for $200,000 in October 2008 as our initial capitalization and subsequently distributed to Bluerock by our former advisor. Our manager is controlled by Bluerock, which is indirectly controlled by Mr. Kamfar. Thus, Mr. Kamfar has the power to direct how each of our manager and Bluerock votes its shares of common stock. In addition, as a result of the contribution transactions, our former advisor, Bluerock Multifamily Advisor, LLC, an affiliate of Bluerock, received an aggregate of 146,016 LTIP units in lieu of approximately $2.1 million in cash for acquisition fees under the initial advisory agreement. As a result of the contributions by Bluerock Special Opportunity + Income Fund, LLC, or Fund I, Bluerock Special Opportunity + Income Fund II, LLC, or Fund II, Bluerock Special Opportunity + Income Fund III, LLC, or Fund III, and BR-NPT Springing Entity, LLC, or NPT, in our contribution transactions, Bluerock and its affiliates received 72,515 shares of Class A common stock and 32,276 OP Units, in lieu of approximately $1.9 million in cash for disposition fees, which shares or OP Units would otherwise have been issued to each respective contributor in our contribution transactions. We refer to Fund II, Fund III and NPT, collectively, as the Bluerock Funds. We refer to Fund II, Fund III and NPT, collectively, as the Bluerock Funds.
(5)	Totals do not include (a) shares of Class A common stock owned by Bluerock Special Opportunity + Income Fund, II, or (b) unvested LTIP units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers, and any persons beneficially owning more than 10% of our outstanding shares of common stock, to file with the SEC reports with respect to their initial ownership of our common stock and reports of changes in their ownership of our common stock. As a matter of practice, our administrative staff and outside counsel assists our directors and executive officers in preparing these reports, and typically file those reports on behalf of our directors and executive officers. Based solely on a review of the copies of such forms filed with the SEC during fiscal year 2013 and on written representations from our directors and executive officers, we believe that during fiscal year 2013 all of our directors and executive officers filed the required reports on a timely basis under Section 16(a), except that due to an administrative oversight, a Form 3 was not timely filed in connection with the appointment of Christopher J. Vohs as our Chief Accounting Officer on August 5, 2013. At the time the Form 3 was required to be filed, and during the period from that time to date, and as of this date, Mr. Vohs did not and does not beneficially own any of our common stock. In 2013, no person held more than 10% of our outstanding shares of common stock.

Related Party Transactions and Policies

From our inception until April 2, 2014, our company was externally managed by our former advisor, Bluerock Multifamily Advisor, LLC, pursuant to an advisory agreement, or the initial advisory agreement. In connection with the closing of the IPO, we entered into a management agreement, or the management agreement, with our manager, BRG Manager, LLC, to serve as our new external manager. Concurrently with entering into the management agreement, we terminated the initial advisory agreement with our former advisor. Prior to April 2, 2014, we were entirely dependent upon our former advisor, and are currently entirely dependent upon our manager, for our day-to-day management. We do not have any independent employees.

Both our manager and our former advisor are affiliates of Bluerock Real Estate, L.L.C., or Bluerock. Our executive officers and two of our directors, one of whom, R. Ramin Kamfar, is also the chairman of our board of directors, serve as officers of Bluerock and its affiliates. Mr. Kamfar and a family owned limited liability company own all of the equity interest in Bluerock, and are direct or indirect majority owners of all of Bluerock’s affiliated companies, including our manager and our former advisor. Our manager is also owned by Mr. Kachadurian, one of our directors, and Mr. Konig, our Secretary, Chief Operating Officer and General Counsel, by Mr. Babb and Mr. Jordan S. Ruddy, who were executive officers of our company for all or a portion of 2013 and who are officers of our manager, and by Mr. Ryan S. MacDonald, who is an officer of our manager.

Thus, our management is subject to various conflicts of interest arising out of our relationship with our former advisor, prior to April 2, 2014, and our manager, currently, and their affiliates. The following discussion details related party transactions involving our company, our former advisor, our manager and their affiliates since January 1, 2012.

IPO and Contribution Transactions Involving Related Parties

In connection with our IPO completed on April 2, 2014 and our related contribution transactions, Mr. Kamfar, our Chairman, Chief Executive Officer and President, and certain of our other directors and executive officers and senior executives of our manager received material benefits as described below. Mr. Kamfar and a family owned limited liability company own all of the equity interest in Bluerock, and are direct or indirect majority owners of all of Bluerock’s affiliated companies, including our manager, which is also owned by Messrs. Kachadurian, Babb, Ruddy, Konig and MacDonald.

•	Fund II and Fund III, which are managed by affiliates of Bluerock, received an aggregate of 1,047,468 shares of Class A common stock in connection with our contribution transactions, with an aggregate value of $15.2 million. Additionally, Messrs. Kamfar, Babb, Ruddy and MacDonald are members of NPT and own, in the aggregate, approximately 66.5% of the outstanding equity interest in NPT, which received 282,759 OP Units in connection with the contribution of North Park Towers, with an aggregate value of approximately $4.1 million. Fund I, which is managed by Bluerock, received approximately $4.1 million in cash in connection with our contribution transactions.

In our contribution transactions, we acquired:

•	An aggregate 60% indirect equity interest in Grove at Waterford Apartments, located in Hendersonville, Tennessee, from Fund I and Fund II, in exchange for $582,000 in cash to Fund I and approximately $5.2 million in shares of Class A common stock to Fund II, or the Grove Transaction.
•	An aggregate 67.2% indirect equity interest in Villas at Oak Crest Apartments, located in Chattanooga, Tennessee, from Fund II, in exchange for approximately $2.9 million in shares of Class A common stock, or the Villas at Oak Crest Transaction.
•	An aggregate 48.6% indirect equity interest in Village Green Apartments, located in Ann Arbor, Michigan, from Fund II and Fund III, in exchange for approximately $4.2 million in shares of Class A common stock to Fund II, and for $2.8 million in shares of Class A common stock to Fund III, or the Village Green Transaction.
•	An additional 36.8% indirect equity interest in Springhouse at Newport News, one of our current investments, located in Newport News, Virginia, from Fund I, in exchange for approximately $3.5 million in cash, or the Springhouse Transaction.
•	North Park Towers, located in Southfield, Michigan, from NPT, in exchange for approximately $4.1 million in units of limited partnership interest in our operating partnership, or OP Units, or the North Park Towers Transaction.
•	As a result of the Grove Transaction, our former advisor, an affiliate of Bluerock, received approximately $0.4 million in acquisition fees under the initial advisory agreement. In lieu of cash, our former advisor elected to receive those fees in the form of 30,828 LTIP units.
•	As a result of the Villas at Oak Crest Transaction, our former advisor received approximately $0.3 million in acquisition fees under the initial advisory agreement. In lieu of cash, our former advisor elected to receive those fees in the form of 19,343 LTIP units.
•	As a result of the Village Green Transaction, our former advisor received approximately $0.7 million in acquisition fees under the initial advisory agreement. In lieu of cash, our former advisor elected to receive those fees in the form of 48,357 LTIP units.
•	As a result of the Springhouse Transaction, our former advisor received approximately $0.3 million in acquisition fees under the initial advisory agreement. In lieu of cash, our former advisor elected to receive those fees in the form of 20,593 LTIP units.
•	As a result of the North Park Towers Transaction, our former advisor received approximately $0.4 million in acquisition fees under the initial advisory agreement. In lieu of cash, our former advisor elected to receive those fees in the form of 26,897 LTIP units.
•	As a result of the Grove Transaction, Bluerock received approximately $0.1 million in disposition fees under the management agreement for Fund I, and the manager of Fund II, BR SOIF II Manager, LLC, or Fund II Manager, an affiliate of Bluerock, received approximately $0.3 million in disposition fees under the management agreement for Fund II. Bluerock elected to receive its $0.1 million in disposition fees in cash, which amount was deducted from the amount payable in cash to Fund I in connection with the Grove Transaction. In lieu of cash, Fund II Manager elected to receive its $0.3 million in disposition fees in the form of 22,196 shares of Class A common stock, which shares would have otherwise been issued to Fund II in connection with the Grove Transaction.
•	As a result of the Villas at Oak Crest Transaction, Fund II Manager received approximately $0.2 million in disposition fees under the management agreement for Fund II. In lieu of cash, Fund II Manager elected to receive its $0.2 million in disposition fees in the form of 15,474 shares of Class A common stock, which shares would have otherwise been issued to Fund II in connection with the Villas at Oak Crest Transaction.

•	As a result of the Village Green Transaction, Fund II Manager received approximately $0.3 million in disposition fees under the management agreement for Fund II, and the manager of Fund III, BR SOIF III Manager, LLC, or Fund III Manager, an affiliate of Bluerock, received approximately $0.2 million in disposition fees under the management agreement for Fund III. In lieu of cash, Fund II Manager elected to receive its $0.3 million in disposition fees in the form of 23,322 shares of Class A common stock, which shares would have otherwise been issued to Fund II in connection with the Village Green Transaction, and Fund III Manager elected to receive its $0.2 million in disposition fees in the form of 11,523 shares of Class A common stock, which shares would have otherwise been issued to Fund III in connection with the Village Green Transaction.
•	As a result of the North Park Towers Transaction, Bluerock Property Management, LLC, the property manager of the North Park Towers property, or NPT Manager, an affiliate of Bluerock, received approximately $0.5 million in disposition fees under the property management agreement for the North Park Towers property. In lieu of cash, NPT Manager elected to receive its $0.5 million in disposition fees in the form of 32,276 shares of OP Units, which OP Units would have otherwise been issued to NPT in connection with the North Park Towers Transaction.
•	In connection with the completion of the IPO, we entered into a registration rights agreement dated April 2, 2014 with Fund II and Fund III and their respective managers, pursuant to which, subject to certain limitations set forth therein, (1) commencing six months after the date of the IPO and upon the one-time demand of such entities, we are obligated to file a registration statement for the resale of up to 50%, but not less than 20%, of the shares of Class A common stock held by Fund II, Fund III and their managers as a result of the contribution transactions, and (2) commencing not later than nine months after the date of the IPO, we will be obligated to file a registration statement for the resale of any remaining shares held by Fund II, Fund III and their managers. Additionally, beginning six months after the date of the IPO and only in the event that a registration statement with respect to such securities is not on file and effective, Fund II, Fund III and their managers will also have piggyback registration rights to participate as selling stockholders in any follow-on public offering of at least $30.0 million, subject to customary underwriter cutbacks and conditions. We have agreed to pay all of the expenses relating to such securities registrations.
•	In connection with the completion of the IPO, we entered into a registration rights agreement dated April 2, 2014 with NPT and NPT Manager, pursuant to which, subject to certain limitations set forth therein, commencing not later than one year after the date of the IPO, we are obligated to file a registration statement for the resale of our Class A common stock into which the OP Units held by NPT and NPT Manager as a result of our contribution transactions are redeemable. Additionally, NPT and NPT Manager will also have piggyback registration rights to participate as a selling stockholder in any follow-on public offering of at least $30.0 million, subject to customary underwriter cutbacks and conditions, if we fail to file or maintain the effectiveness of the registration statement. We have agreed to pay all of the expenses relating to such securities registrations.
•	Pursuant to the terms of our operating partnership’s Limited Partnership Agreement, we have agreed to file, one year after the closing of the IPO, one or more registration statements registering the issuance or resale of the shares of Class A common stock issuable upon redemption of the OP Units issued upon conversion of LTIP units, which include those issued to our manager and our former advisor. We agree to pay all of the expenses relating to such registration statements.
•	We entered into a tax protection agreement with NPT dated April 3, 2014, pursuant to which we agree to indemnify NPT against adverse tax consequences to certain members of NPT until the sixth anniversary of the closing of North Park Towers in connection with our failure to provide NPT the opportunity to guarantee a portion of the outstanding indebtedness of our operating partnership during such period, or following such period, our failure to use commercially reasonable efforts to provide such opportunity; provided, that subject to certain exceptions and limitations, such indemnification rights will terminate for NPT if it sells, exchanges or otherwise disposes of more than 50% of its OP Units (other than to the then-current owners of NPT).

•	Fund I and Fund II are guarantors of approximately $20.1 million of indebtedness related to the Grove at Waterford Apartments, and Fund II and Fund III are guarantors of approximately $43.2 million of indebtedness related to Village Green Apartments. The guarantees are standard scope non-recourse carveout guarantees required by agency lenders and generally call for protection against losses by the lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy. In connection with this assumption, Fund I, Fund II and Fund III were released from obligations under such guarantees (and related environmental indemnity agreements) based on future events, and we and our operating partnership assumed liability as replacement guarantors for such future guarantees and environmental obligations.
•	On April 2, 2014, we repaid approximately $7.6 million in indebtedness to Fund II and Fund III, as co-lenders under our $13.5 million working capital line of credit, or the Fund LOC, with the net proceeds of the IPO. For a further description of the Fund LOC, see “Loans from Fund I, Fund II and Fund III — Affiliated Working Capital Line of Credit” below.
•	On April 2, 2014, concurrently with the completion of the IPO, we granted an aggregate of 179,562 LTIP units to our manager under the 2014 Entities Plan.

New Management Agreement

On April 2, 2014, in connection with the closing of the IPO, we entered into the management agreement with our manager. Concurrently with entering into the management agreement, we terminated the initial advisory agreement with our former advisor, which is described under “Former Advisor, Initial Advisory Agreement and Former Dealer Manager Agreement” below.

The management agreement requires our manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our manager’s role as manager is under the supervision and direction of our board of directors. Our manager does not manage or advise any other entities and is not actively seeking new management or advisory clients, although it is not prohibited from doing so by the management agreement.

Our manager is responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with advisory services. Our manager is further responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

•	serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by a majority of our independent directors;
•	investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;
•	with respect to prospective purchases, sales or exchanges of investments or any financing transaction with respect to any investment, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;
•	negotiating and entering into, on our behalf, interest rate swap agreements, and other agreements and instruments required for us to conduct our business;
•	effecting any private placement of interest in our operating partnership, or in tenancy in common or other interests in investments as may be approved by our board of directors;
•	engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, real estate brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations, investments (or potential investments) or financing transactions;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;
•	providing executive and administrative personnel, office space and office services required in rendering services to us;
•	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;
•	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;
•	counseling us in connection with policy decisions to be made by our board of directors;
•	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our investment guidelines;
•	counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code of 1986, as amended, or the Code, and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to continue to qualify for taxation as a REIT;
•	counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act of 1940, as amended, or the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;
•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our manager, including reports to our board of directors with respect to potential conflicts of interest involving our manager or its affiliates;
•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;
•	investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;
•	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;
•	assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or the Securities Act of 1933, as amended, or by the NYSE MKT;

•	assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Code applicable to REITs;
•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;
•	using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;
•	serving as our consultant with respect to decisions regarding any of our financings, hedging activities, borrowings or joint venture arrangements undertaken by us, including (1) assisting us, in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;
•	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;
•	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our manager shall deem appropriate under the particular circumstances; and
•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Base Management Fee

We pay our manager a base management fee in an amount equal to the sum of: (A) 0.25% of our stockholders’ existing and contributed equity, per annum, calculated quarterly based on our stockholders’ existing and contributed equity for the most recently completed calendar quarter and payable in quarterly installments in arrears in cash. For purposes of calculating the base management fee, our stockholders’ existing and contributed equity means: (a) the net proceeds from (or equity value assigned to) all issuances of our equity and equity equivalent securities (including shares of Class B common stock (including upon their conversion into shares of Class A common stock), common stock equivalents, preferred stock and OP Units issued by our operating partnership) since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), less (b) any amount that we pay to repurchase our common stock since inception. Our stockholders’ existing and contributed equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ existing and contributed equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements; and (B) 1.5% of our new stockholders’ equity per annum, calculated quarterly based on our new stockholders’ equity for the most recently completed calendar quarter and payable in quarterly installments in arrears. For purposes of calculating the base management fee, our new stockholders’ equity means: (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of our equity and equity equivalent securities (including Class A common stock, common stock equivalents, preferred stock and OP Units issued by our operating partnership) in the IPO or any subsequent offering (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase shares of our Class A common stock issued in the IPO or any subsequent offering. Our new stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our manager and our independent directors and approval by a majority of our independent directors. As a result, our new stockholders’ equity, for purposes of calculating the base management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. Our manager uses the proceeds from its base management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The base management fee is payable independent of the performance of our investments.

The base management fee payable to our manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the quarterly installment of the base management fee calculated for that quarter in cash within five business days after delivery to us of the written statement of our manager setting forth the computation of the base management fee for such quarter.

Incentive Fee

We pay our manager an incentive fee with respect to each calendar quarter (or part thereof that the management agreement is in effect) in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our AFFO (as defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in the IPO and in future offerings and transactions, multiplied by the weighted average number of all shares of Class A common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock, LTIP units and other shares of common stock underlying awards granted under our 2014 Incentive Plans, and OP Units) in the previous 12-month period, exclusive of equity securities issued prior to the IPO, and (B) 8%, and (2) the sum of any incentive fee paid to our manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless AFFO is greater than zero for the four most recently completed calendar quarters, or the number of completed calendar quarters since the closing date of the IPO, whichever is less. For purposes of calculating the incentive fee during the first 12 months after completion of the IPO, AFFO will be determined by annualizing the applicable period following completion of the IPO.

Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We define FFO, consistent with the National Association of Real Estate Investment Trusts’, or NAREIT’s, definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

AFFO is calculated by removing the effect of items that do not reflect ongoing property operations. We further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtract recurring capital expenditures (and, when calculating the incentive fee only, we further adjust FFO to include any realized gains or losses on our real estate investments).

One half of each quarterly installment of the incentive fee will be payable in LTIP units, calculated pursuant to the formula above. The remainder of the incentive fee will be payable in cash or in LTIP units, at the election of our board of directors, in each case calculated pursuant to the formula above.

The number of LTIP units to be issued to our manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in such LTIP units, divided by the average of the closing prices of our Class A common stock on the NYSE MKT for the five trading days immediately preceding the date on which such quarterly installment is paid.

Our manager will compute each quarterly installment of the incentive fee within 45 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.

Reimbursement of Expenses

We will be required to reimburse our manager for all operating expenses related to us that are incurred by our manager, except those specifically required to be borne by our manager under the management agreement. The expenses required to be paid by us include, but are not limited to, acquisition expenses incurred in connection with the selection and acquisition of investments; expenses incurred in connection with the issuance of our securities, any financing transaction and other costs incident to the acquisition, development, redevelopment, construction, repositioning, leasing, disposition and financing of investments; and expenses relating to legal, accounting, due diligence and other services. Expense reimbursements to our manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis. We will not reimburse our Manager for the salaries and other compensation of its personnel.

If the management agreement had been in place for the years ended December 31, 2013 and December 31, 2012, the amounts payable to our manager thereunder for such periods would be as reflected in the following table:

	Year Ended December 31, 2013	Year Ended December 31, 2012
Incentive Fee	$—	$—
Base Management Fee	$40,902	$30,692
Expense Reimbursements	$191,164	$167,152

Our manager may retain, at our sole cost and expense, the services of such persons and firms as the manager deems necessary in connection with our management and operations (including accountants, legal counsel and other professional service providers), provided that such expenses are in amounts no greater than those that would be payable to third-party professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis. Our manager has in the past retained, and going forward may retain Konig & Associates, P.C., a professional corporation wholly-owned by Michael L. Konig, our Chief Operating Officer, Secretary and General Counsel, to provide transaction based legal services, if our manager determines that such retention would be less expensive than retaining third party professionals. There were no fees and expenses payable by us to Konig & Associates, P.C. in 2013. Since 2013, we have incurred $175,000 in fees and expenses through March 31, 2014 for the firm’s transaction-related work on the contribution transactions and the IPO.

Our Prior Public Offerings

On August 22, 2008, we filed a registration statement on Form S-11 with the SEC to offer a maximum of $1 billion in shares of our common stock in a primary offering at an offering price of $10.00 per share, and $285 million in shares of our common stock pursuant to a distribution reinvestment program at an offering price of $9.50 per share, which registration statement was declared effective by the SEC on October 15, 2009, or the prior public offering. We terminated the prior public offering as of April 12, 2013. On September 20, 2012, we filed a registration statement on Form S-11 with the SEC, to register $500.0 million in shares of our common stock (exclusive of shares to be sold pursuant to our distribution reinvestment program) at a price of $10.00 per share, and $50.0 million in shares of our common stock to be sold pursuant to our distribution reinvestment plan at $9.50 per share, pursuant to a follow-on offering to the prior public offering, or the follow-on offering. We terminated the follow-on offering as of September 9, 2013. We raised an aggregate of $22.6 million in gross proceeds from the sale of shares of our common stock in the prior public offering and the follow-on offering.

Former Advisor, Initial Advisory Agreement and Former Dealer Manager Agreement

Historically, the company was externally advised by our former advisor, Bluerock Multifamily Advisor, LLC, a Delaware limited liability company and an affiliate of Bluerock.

Mr. Kamfar indirectly owns BER Holdings, LLC, the majority owner of our former advisor. From our inception until April 2, 2014, when the initial advisory agreement was terminated, our former advisor provided day-to-day management of our business. Our former advisor was subject to the supervision of our board of directors and only had such authority as we delegated to it as our agent. Among the services provided by our former advisor under the terms of the initial advisory agreement were the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;
•	structuring the terms and conditions of our real estate investments, sales and joint ventures;
•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;
•	sourcing and structuring our loan originations;
•	arranging for financing and refinancing of properties and our other investments;
•	entering into leases and service contracts for our properties;
•	supervising and evaluating each property manager’s performance;
•	reviewing and analyzing the properties’ operating and capital budgets;
•	assisting us in obtaining insurance;
•	generating an annual budget for us;
•	reviewing and analyzing financial information for each of our assets and the overall portfolio;
•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;
•	performing investor-relations services;
•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and
•	performing any other services reasonably requested by us.

We entered into the initial advisory agreement with our former advisor on October 14, 2009, and renewed the agreement on an annual basis through October 14, 2012. On September 26, 2012, we and our former advisor agreed to amend the initial advisory agreement pursuant to a resolution approved by our board of directors, including its independent directors, to provide changes to the asset management fee and acquisition fee payable to our former advisor. On October 14, 2012, we renewed the initial advisory agreement with our former advisor pursuant to a resolution approved by our board of directors, including our independent directors. As a result of the renewal, the initial advisory agreement was extended through October 14, 2013. On October 14, 2013, we and our former advisor agreed to amend the initial advisory agreement pursuant to a resolution approved by our board of directors, including our independent directors, to provide further changes to the disposition and financing fee payable to our former advisor. The initial advisory agreement, as amended, terminated on April 2, 2014 upon completion of the IPO.

Transition to Affiliated Dealer Manager

On July 5, 2011, we provided our former dealer manager for our previous offerings, Select Capital Corporation, or Select Capital, with notice that we considered the dealer manager agreement with Select Capital entered into on October 15, 2009 to have been terminated, effective immediately. In addition, on July 5, 2011, we entered into a dealer manager agreement with Bluerock Capital Markets, LLC, our affiliate, or Bluerock Capital Markets, pursuant to which it assumed dealer manager responsibilities for the remainder of our prior public offering. On April 12, 2013, we entered into a new dealer manager agreement with Bluerock Capital Markets, pursuant to which it assumed dealer manager responsibilities for our follow-on offering. Bluerock Capital Markets was responsible for marketing our shares in our follow-on offering. In conjunction with the termination of our follow-on offering effective September 9, 2013, we notified Bluerock Capital Markets of the termination of the dealer manager agreement, effective September 9, 2013.

Summary of Fees and Reimbursements to Former Advisor and Former Dealer Manager

Summarized below are the fees earned and expenses reimbursable to our former advisor and its affiliates, including our former affiliated dealer manager, Bluerock Capital Markets, and any related amounts payable for the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012. All of the selling commissions, and a substantial portion of the dealer manager fee, were paid to selected dealers. With respect to other amounts, our former advisor deferred a substantial portion of its fees over the period below, which is reflected in the table below in the column headed “Payable as of December 31, 2013.”

Type of Compensation	Approximate Dollar Value of Mr. Kamfar’s Interest In Company Incurred Amounts(2)	Incurred for the Three Months Ended March 31, 2014	Payable as of March 31, 2014	Incurred for the Year Ended December 31, 2013	Payable as of December 31, 2013	Incurred for the Year Ended December 31, 2012	Payable as of December 31, 2012
Selling Commissions(1)	$804,348	$—	$—	$92,611	$—	$711,737	$—
Dealer Manager Fee(1)	375,261	—	—	50,634	—	324,627	—
Asset Management and Oversight Fees	947,777	124,502	1,090,724	522,012	966,396	315,696	426,938
Acquisition and Disposition Fees	1,114,924	91,255	892,424	191,911	801,169	848,737	322,440
Financing Fees	381,774	—	35,670	29,779	35,670	357,809	5,891
Reimbursable Organizational Costs	—	—	49,931	—	49,931	—	49,931
Reimbursable Operating Expenses	1,055,625	119,991	—	539,990	295,146	411,719	431,850
Reimbursable Offering Costs	109,346	61,203	161,796	—	193,112	49,808	197,300
Other	—	5,310	23,058	4,886	17,748	375,357	388,217
Total:	$4,789,055	$402,261	$2,253,603	$1,431,823	$2,359,172	$3,395,490	$1,822,567

(1)	Includes amounts paid from our former affiliated dealer manager to selected dealers.
(2)	Under our initial advisory agreement, our former advisor and its affiliates had the right to seek reimbursement from us for all costs and expenses they incurred in connection with their provision of services to us, including our allocable share of our former advisor’s overhead, such as rent, employee costs, utilities and information technology costs. We did not, however, reimburse our former advisor for personnel costs in connection with services for which our former advisor received acquisition, asset management or disposition fees or for personnel costs related to the salaries of our executive officers. Our charter in effect prior to March 26, 2014 limited our total operating expenses at the end of the four preceding fiscal quarters to the greater of (A) 2% of our average invested assets, or (B) 25% of our net income determined (1) without reductions for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and (2) excluding any gain from the sale of our assets for the period.

Notwithstanding the above limitation, we could reimburse amounts in excess of the limitation if a majority of our independent directors determines that such excess amounts were justified based on unusual and non-recurring factors. Due to the limitations discussed above and because operating expenses incurred directly by us have exceeded the 2% threshold, our board of directors, including all of our independent directors, reviewed our total operating expenses for the years ended December 31, 2013 and 2012 and unanimously determined the excess amounts to be justified because of the costs of operating a public company in our early stages of operating. As the board of directors had previously approved such expenses, all operating expenses for the years ended December 31, 2013 and 2012 were expensed as incurred.

Selling Commissions and Dealer Manager Fee.  In connection with our prior public offering, we paid our former affiliated dealer manager, Bluerock Capital Markets, up to 7.0% and 2.6% of the gross offering proceeds from the prior public offering as selling commissions and dealer manager fee, respectively. In connection with our follow-on offering, we paid Bluerock Capital Markets up to 7.0% and 3.0% of the gross offering proceeds from the follow-on offering as selling commissions and dealer manager fee, respectively. In both our prior public offering and our follow-on offering, a reduced sales commission and dealer manager fee was paid with respect to certain volume discount sales, and no sales commission or dealer manager fee was paid with respect to shares issued through the distribution reinvestment plan. Bluerock Capital Markets re-allowed all of its sales commissions earned to selected dealers. Bluerock Capital Markets also re-allowed to selected dealers a portion of its dealer manager fee as a marketing fee.

Asset Management Fee.  We paid our former advisor a monthly asset management fee for the services it provided pursuant to the initial advisory agreement. On September 26, 2012, we amended the initial advisory agreement to reduce the monthly asset management fee from one-twelfth of 1.0% of the higher of the cost or the value of each asset to one-twelfth of 0.65% of the higher of the cost or the value of each asset, where (A) cost equals the amount actually paid, excluding acquisition fees and expenses, to purchase each asset it acquires, including any debt attributable to the asset (including any debt encumbering the asset after acquisition), provided that, with respect to any properties we develop, construct or improve, cost will include the amount expended by us for the development, construction or improvement, and (B) the value of an asset is the value established by the most recent independent valuation report, if available, without reduction for depreciation, bad debts or other non-cash reserves. The asset management fee was based only on the portion of the cost or value attributable to our investment in an asset if we did not own all of an asset.

Acquisition Fee.  Pursuant to the initial advisory agreement, our former advisor received an acquisition fee for its services in connection with the investigation, selection, sourcing, due diligence and acquisition of a property or investment. On September 26, 2012, in conjunction with the reduction of the asset management fee, we amended the initial advisory agreement to increase the acquisition fee from 1.75% to 2.50% of the purchase price. The purchase price of a property or investment was equal to the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property or investment. The purchase price allocable for joint venture investments was equal to the product of (1) the purchase price of the underlying property and (2) our ownership percentage in the joint venture.

Financing Fee.  Our former advisor also received a financing fee equal to 0.25% of the amount, under any loan or line of credit, made available to us.

Disposition Fee.  Pursuant to the initial advisory agreement, our former advisor received a disposition fee for its services in connection with a sale of a property or an investment (except investments traded on a national securities exchange) in which it or an affiliate provided a substantial amount of services as determined by our independent directors. On October 14, 2013, we amended the initial advisory agreement to specify that the disposition fee would be equal to 1.5% of the total consideration stated in an agreement for the sale of such property or investment. The disposition fee was to be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid by us to all parties for the sale of each property or investment was not to exceed 6.0% of the total consideration stated in an agreement for the sale of such property or investment.

Convertible Stock.  We have issued 1,000 shares of convertible stock, par value $0.01 per share, to our former advisor. Pursuant to the initial advisory agreement, upon completion of our IPO, the convertible stock was convertible to shares of common stock if and when: (A) we had made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8% cumulative, non-compounded, annual return on the original issue price of those shares or (B) subject to specified conditions, we listed our common stock for trading on a national securities exchange. We listed shares of our Class A common stock on the NYSE MKT on March 28, 2014. At that time, the terms for converting the convertible stock would not be achieved and we amended our charter on March 26, 2014 to remove the convertible stock as an authorized class of our capital stock.

Property Management Oversight Fee.  Historically, we contracted property management services for certain properties directly to non-affiliated third parties, in which event we paid our former advisor an oversight fee equal to 1% of monthly gross revenues of such properties.

Previous Transactions with Affiliates of Our Manager

In addition to the contribution transactions completed in connection with our IPO, we have entered into several transactions with three private real estate funds that are affiliates of Bluerock, an affiliate of our manager, in connection with our investments. Fund I is managed and controlled by Bluerock. Fund II and Fund III are managed and controlled by a wholly owned subsidiary of Bluerock. We have also entered into a transaction with Bluerock Growth Fund, LLC, or BGF, which is managed by an affiliate of Bluerock. Mr. Kamfar and a family owned limited liability company are the indirect owners of 100% of the membership interests of Bluerock, and each of our and our manager’s officers is also an officer of Bluerock.

These transactions are described in the following sections. As a result of Mr. Kamfar’s indirect ownership of Bluerock, an interest in the fees associated with each transaction is attributed to him, in the total amount of $3,068,288, as detailed below. While these fees have been attributed, a substantial portion of such fees have not been paid, as our former advisor has deferred substantial fees in support of our company to date. As of March 31, 2014, the amount of fees deferred by our former advisor total $2,253,603. See table in “Summary of Fees and Reimbursements to Former Advisor and Former Dealer Manager.” In addition, as of March 31, 2014, our former advisor has incurred $2,396,605 of organizational and offering costs on our behalf, which our company will not reimburse due to the termination of our follow-on offering.

Joint Ventures with Fund II and Fund III

In connection with our acquisitions of our joint venture investments in the Enders property, the Berry Hill property, and the MDA property, we entered into joint venture agreements with Fund II and Fund III, as applicable, as further described below.

Enders JV with Fund III

In connection with the closing of the Enders property acquisition on October 2, 2012, we invested $4,599,238 to acquire a 95% equity interest in BR Enders Managing Member, LLC, or the Enders Member JV Entity, through a wholly owned subsidiary of our operating partnership, BEMT Enders, LLC. Fund III invested $242,065 to acquire the remaining 5% interest in the Enders Member JV Entity. The Enders Member JV Entity holds an indirect equity interest in the Enders property. Our equity capital investment in the joint venture was funded with a $4.8 million advance from our working capital line of credit with Fund II and Fund III, both affiliates of Bluerock.

In connection with the transaction, our former advisor and the manager of Fund III charged an aggregate acquisition fee of approximately $328,284 with respect to the Enders property investment. For the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012, our former advisor and the manager of Fund III charged an aggregate asset management fee of approximately $143,287 and our former advisor charged an aggregate oversight fee of approximately $43,904, with respect to the Enders property investment on behalf of us and Fund III. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $507,959 for the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012. The portion of these fees payable to our former advisor is already reflected above under “Summary of Fees and Reimbursements to Our Former Advisor and Former Dealer Manager.”

Berry Hill JV with Fund III

On October 18, 2012, we invested $3,788,725 to acquire a 71.0% equity interest in BR Berry Hill Managing Member, LLC, or the Berry Hill Member JV Entity, through BEMT Berry Hill, LLC, or BEMT Berry Hill, a wholly owned subsidiary of our operating partnership. Fund III invested $1,547,507 to acquire the remaining 29.0% interest in the Berry Hill Member JV Entity. The Berry Hill Member JV Entity holds an indirect equity interest in our Berry Hill property. Our equity capital investment in the joint venture was funded with $3.2 million from the Fund LOC.

In connection with the transaction, our former advisor and the manager of Fund III charged an aggregate acquisition fee of approximately $109,402 with respect to the Berry Hill development. For the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012, our former advisor charged an aggregate asset management fee of approximately $99,999 with respect to asset management of the Berry Hill investment and charged an aggregate development fee of $441,762. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $645,243 for the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012. The portion of these fees payable to our former advisor is already reflected above under “Summary of Fees and Reimbursements to Our Former Advisor and Former Dealer Manager.”

MDA JV with Fund II

On December 17, 2012, we invested $6,098,306 to acquire a 62.5% equity interest in BR VG MDA JV Member, LLC, or the BR Member, through a wholly owned subsidiary of our operating partnership, BEMT MDA, LLC, or BEMT MDA Member. Fund I invested $3,366,265 to acquire a 34.5% interest in the BR Member and BR MDA Investors, LLC invested $292,719 to acquire the remaining 3%. The BR Member holds an indirect equity interest in the MDA property. In order to close the acquisition of the interest in the BR Member, we made a draw of $6.0 million from the Fund LOC. Further, BEMT MDA Member pledged its economic interests (but not its membership interests) in the BR Member to secure the draw.

In connection with the transaction, our former advisor and the manager of Fund I charged an aggregate acquisition fee of approximately $530,297 with respect to the MDA property investment and our former advisor charged a financing fee of approximately $132,766. For the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012, our former advisor and the manager of Fund I charged an aggregate asset management fee of approximately $273,248 and our former advisor charged an aggregate oversight fee of approximately $21,776 with respect to asset management of the MDA property investment on behalf of us and Fund I. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $814,794 for the three months ended March 31, 2014 and the years ended December 31, 2013 and 2012. The portion of these fees payable to our former advisor is already reflected above under “Summary of Fees and Reimbursements to Our Former Advisor and Former Dealer Manager.”

Loans from Fund I, Fund II and Fund III

Springhouse Loan.  In connection with our investment in the Springhouse joint venture, on December 3, 2009, BEMT Springhouse, LLC, or BEMT Springhouse, entered into a loan agreement with Fund I pursuant to which BEMT Springhouse borrowed $2.8 million, or the Fund I Springhouse Loan. The Fund I Springhouse Loan initially had a six-month term, maturing June 3, 2010, which was subsequently extended to June 3, 2012. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the Fund I Springhouse Loan. A partial repayment in the amount of $1.1 million was made on June 23, 2010. An additional partial repayment in the amount of $1.0 million was made on December 29, 2011. The Fund I Springhouse Loan plus accrued interest in the aggregate amount of $649,785 was paid in full on March 30, 2012.

Hillsboro Loan.  On September 30, 2010, BEMT Hillsboro Village, LLC entered into a loan agreement with Fund II, pursuant to which it borrowed $1.3 million, or the Fund II Hillsboro Loan. The Fund II Hillsboro Loan initially had a six-month term maturing March 31, 2011, which was subsequently extended to March 31, 2012. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the

Fund II Hillsboro Loan. The Fund II Hillsboro Loan plus accrued interest in the aggregate amount of $1,256,786 was paid in full on March 30, 2012.

Augusta Loan.  In connection with our investment in the Augusta joint venture, on September 1, 2010, BEMT Augusta, LLC entered into a loan agreement with Fund II pursuant to which it borrowed $1.9 million, or the Fund II Augusta Loan. The Fund II Augusta Loan had a six-month term with a three-month extension. The initial maturity date was February 28, 2011, and was prepayable without penalty. It bore interest compounding monthly at a rate of 30-day LIBOR + 5.00%, subject to a minimum rate of 7.00%, annualized, which was the maximum rate in effect at any time during the term of the loan. The Fund II Augusta Loan plus accrued interest in the aggregate amount of $1,942,597 was paid in full on June 29, 2012.

Affiliate Working Capital Line of Credit.  On October 2, 2012, we entered into the Fund LOC with Fund II and Fund III, pursuant to which we were entitled to borrow up to $12.5 million, which borrowing authority was subsequently increased to $13.5 million. On October 2, 2012, we borrowed approximately $4.8 million under the Fund LOC in connection with our investment in the Enders property; on October 18, 2012, we borrowed approximately $3.2 million under the Fund LOC in connection with our investment in the Berry Hill property; and on December 17, 2012, we borrowed approximately $6.0 million under the Fund LOC in connection with our investment in the MDA property.

The Fund LOC had an initial term of six (6) months, an initial maturity date of April 2, 2013, and was prepayable without penalty. The Fund LOC was to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the initial term. Interest on the Fund LOC is paid on a current basis from cash flow distributed to us from our real estate assets, and is secured by a pledge of our unencumbered real estate assets, including those of our wholly owned subsidiaries. Pursuant to the terms of the Fund LOC, we were entitled to extend the maturity date in our sole and absolute discretion, with at least five (5) days’ prior written notice to Fund II and Fund III, for an additional six (6) month period to bear interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50%.

On March 4, 2013, our company, Fund II and Fund III agreed to amend the Fund LOC, or the Fund LOC Amendment, by increasing the commitment amount thereunder from $12.5 million to $13.5 million and extending the initial term by six (6) months to October 2, 2013. All other terms of the Fund LOC remained unchanged. In accordance with the requirements of our charter, the Fund LOC Amendment was reviewed and approved by a majority of our board of directors (including a majority of the independent directors) as being fair, competitive, and commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances.

On August 13, 2013, we entered into a Second Amendment to Line of Credit and Security Agreement, or the Second Fund LOC Amendment, with respect to the Fund LOC. In connection with our sale of a 10.27% indirect equity interest in the Berry Hill property, or the Berry Hill Interest, we requested a one-time release of the lien on the Berry Hill Interest and the proceeds generated by the sale. As a condition of granting the release, Fund II and Fund III required an amendment to the Fund LOC, doing so through the Second Fund LOC Amendment, which principally provided for the removal of the revolving feature of the Fund LOC such that we had no further capacity to borrow under the Fund LOC, required that the principal amount outstanding under the Fund LOC be increased $100,000 upon the release of the lien, and required that such increase must be paid at the earlier of our next sale of an asset or the maturity date under the Fund LOC.

On August 29, 2013, we entered into a Third Amendment to Line of Credit and Security Agreement, or the Third Fund LOC Amendment, with respect to the Fund LOC. As consideration for our paydown of the Fund LOC with the proceeds from the transfer of an additional 28.36% indirect equity interest in the Berry Hill property valued at $5,524,412, or the Additional Berry Hill Interest, and in exchange for our payment of a 1% extension fee in the amount of $75,356 and an increase in the interest rate on the Fund LOC to 10% per annum from 8.5% per annum beginning on October 3, 2013, Fund II and Fund III agreed to further amend the Fund LOC to extend the maturity date of the Fund LOC for an additional six (6) months to April 2, 2014, which we were entitled to elect to further extend for an additional six (6) months for an additional 1% extension fee. The Third Fund LOC Amendment also required us to pay down the Fund LOC with the net proceeds of our future sales of assets, subject to Fund II and Fund III’s sole, but reasonable, discretion to allow us to retain a portion of such sales proceeds for use in connection with our pursuit of our strategic alternatives. At both March 31, 2014 and December 31, 2013, the outstanding balance on the Fund LOC was $7,571,223. No amount was available for borrowing for either period.

In accordance with the requirements of our charter then in effect, each of the affiliate loans discussed above was reviewed and approved by a majority of the disinterested members of our board of directors (including a majority of the disinterested independent directors) as being fair, competitive, and commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Furthermore, due to the unique investment opportunity presented by each of the Springhouse property, Creekside property, Hillsboro property, Estates at Perimeter property, Enders property, Berry Hill property and MDA property, including the opportunity to distinguish ourselves competitively from other early-stage non-traded REITs, our board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the above described loans.

On April 2, 2014, we used approximately $7.6 million in net proceeds of the IPO to repay all of the outstanding indebtedness to Fund II and Fund III under the Fund LOC, and the Fund LOC was extinguished.

Acquisitions from Fund I, Fund II and Fund III

Springhouse Acquisition.  On June 27, 2012, Fund I sold a 1.0% limited liability company interest in BR Springhouse Managing Member, LLC to BEMT Springhouse for a purchase price of $93,000. Fund I’s original allocated cost for the purchase of such interest was approximately $51,700. The transaction was unanimously approved by the independent members of our board of directors as fair and reasonable to our company. The independent members of our board of directors found that the excess of the purchase price over Fund I’s original allocated cost was substantially justified by the gain in the market value of the Springhouse property. The purchase price was determined based on a third party appraisal of the Springhouse property dated April 2012, and did not exceed the allocated fair market value of the Springhouse property as determined by the third party appraiser. In connection with this acquisition, our former advisor charged an acquisition fee of approximately $33,452, which is already reflected above under “Summary of Fees and Reimbursements to Our Former Advisor and Former Dealer Manager.” The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $32,950.

Creekside Acquisition.  On June 27, 2012, Fund I and Fund II each sold a 1.0% limited liability company interest in BR Creekside Managing Member, LLC, to BEMT Creekside, LLC, for a purchase price of $54,766 for each 1.0% interest ($109,532 in the aggregate). Fund I’s original allocated cost to purchase its transferred interest was approximately $18,200, and Fund II’s original allocated cost to purchase its transferred interest was approximately $18,200. The transaction was unanimously approved by the independent members of our board of directors as fair and reasonable to our company. The independent directors found that the excess of the purchase price over the original allocated cost for each of Fund I and Fund II was substantially justified by the gain in the market value of the Creekside property. The purchase price was determined based on a third party appraisal of the Creekside property dated April 2012, and did not exceed the allocated fair market value of the Creekside property as determined by the third party appraiser. In connection with this acquisition, our former advisor charged an acquisition fee of approximately $36,192, which is already reflected above under “Summary of Fees and Reimbursements to Our Former Advisor and Former Dealer Manager.” The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $35,649.

Lansbrook Acquisition.  On May 23, 2014, Fund II sold a 32.67% limited liability company interest in BR Lansbrook JV Member, LLC, or BR Lansbrook JV Member, to BRG Lansbrook, LLC, a wholly owned subsidiary of our operating partnership, for a purchase price of approximately $5.4 million in cash, and Fund III sold a 52.67% limited liability company interest in BR Lansbrook JV Member to BRG Lansbrook, LLC, for a purchase price of approximately $8.8 million in cash. BR Lansbrook JV Member is the owner and holder of a 90% limited liability company interest in BR Carroll Lansbrook JV, LLC, which owns 573 condominium units being operated as an apartment community within a 774-unit condominium property known as Lansbrook Village located in Palm Harbor, Florida, or the Lansbrook property. Fund II’s original allocated cost to purchase its transferred interest was approximately $6.6 million, and Fund III’s original allocated cost to purchase its transferred interest was approximately $9.8 million. As further consideration for the Lansbrook acquisition, we were required to provide certain standard scope non-recourse carveout guarantees (and related hazardous materials indemnity agreements) related to approximately $42.0 million of indebtedness encumbering the Lansbrook property through a joinder to the loan agreement. The transaction was unanimously approved by the independent members of our board of directors. The purchase price paid for the acquired interests was based on the amounts capitalized by Fund II and Fund III in the Lansbrook property plus an 8% annualized return for the period they held their respective interests in BR Lansbrook JV Member. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $183,689. Fund II and Fund III will continue to own a 7.33% and 7.33%, respectively, limited liability interest in BR Lansbrook JV Member.

Sales to Fund II, Fund III, and BGF

Meadowmont Disposition.  On June 27, 2012, through our operating partnership’s wholly owned subsidiary, BEMT Meadowmont, LLC, we completed the sale of all of our 32.5% limited liability interest in BR Meadowmont Managing Member, LLC, or the Meadowmont Managing Member JV Entity, to Fund II, for a purchase price of $3.1 million, excluding closing costs and a disposition fee paid to an affiliate of our former advisor of $136,216. The purchase price was determined based on a third party appraisal of the Meadowmont property dated April 2012. The transaction was unanimously approved by the independent members of our board of directors as fair and reasonable to our company. The Meadowmont Managing Member JV Entity holds an indirect 50% equity interest in the Meadowmont property. We purchased our interest in the Meadowmont Managing Member JV Entity in April 2010 for $1.52 million and had a current total investment of approximately $1.6 million prior to the disposition. The net proceeds received from this sale were approximately $3.0 million, after the disposition fee payable to our former advisor equal to $136,216, which is already reflected above under “Summary of Fees and Reimbursements to Our Former Advisor and Former Dealer Manager.” The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $134,173.

Berry Hill Partial Dispositions.  On August 13, 2013, through our operating partnership’s wholly owned subsidiary, BEMT Berry Hill, we sold a 10.27% indirect equity interest in the Berry Hill property to BGF, an affiliate of our former advisor, based on a third party appraisal, for approximately $2,000,000, excluding disposition fees of $69,470 deferred by our former advisor. On August 29, 2013, we transferred the Additional Berry Hill Interest to Fund III, an affiliate of our former advisor, in exchange for a $5,524,412 paydown against the outstanding principal balance of the Fund LOC, based on a third party appraisal, excluding a disposition fee of approximately $191,886 deferred by our former advisor; and, in exchange for our payment of a 1% extension fee in the amount of $75,356 and an increase in the interest rate on the Fund LOC to 10% per annum from 8.5% per annum beginning on the original maturity date of the Fund LOC, Fund II and Fund III agreed to further amend the Fund LOC to extend the maturity date of the Fund LOC for an additional six (6) months to April 2, 2014, which we were entitled to elect to further extend for an additional six (6) months for an additional 1% extension fee. The managers of BGF and Fund III charged aggregate acquisition fees of $456,396 in connection with these transactions. The approximate dollar value attributed to Mr. Kamfar, as a result of his indirect ownership of Bluerock, was $713,832. The portion of these fees payable to our former advisor is already reflected above under “Summary of Fees and Reimbursements to Our Former Advisor and Former Dealer Manager.”

Policies and Procedures Prior to March 26, 2014 Relating to Conflicts of Interest

Prior to March 26, 2014, when we amended and restated our charter, our charter contained a number of restrictions relating to conflicts of interest in order to reduce or eliminate certain potential conflicts of interest, including the following:

Advisor Compensation

Our charter required that our independent directors evaluate at least annually whether the compensation that we contracted to pay to our former advisor and its affiliates was reasonable in relation to the nature and quality of services performed and whether such compensation was within the limits prescribed by our charter. Our independent directors supervised the performance of our former advisor and its affiliates and the compensation we paid to them to determine whether the provisions of our compensation arrangements were being carried out. This evaluation was required to be based on the following factors as well as any other factors deemed relevant by the independent committee:

•	the amount of the advisory fee in relation to the size, composition and performance of our investments;
•	the success of our former advisor in generating appropriate investment opportunities;
•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;
•	additional revenues realized by our former advisor and its affiliates through their relationship with us;
•	the quality and extent of service and advice furnished by our former advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our former advisor and its affiliates for the account of its other clients.

Term of Initial Advisory Agreement

Each contract for the services of our former advisor could not exceed one year, although there was no limit on the number of times that we were entitled to retain a particular advisor. The independent directors or our former advisor were able to terminate our initial advisory agreement with our former advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions

We were not able to purchase or lease properties in which our former advisor, any of our directors or any of their respective affiliates had an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction was fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there was substantial justification for any amount that exceeded such cost and such excess amount was determined to be reasonable. In no event could we acquire any such property at an amount in excess of its appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal was “current” if obtained within the prior year. We also could not sell or lease properties to our sponsor, our former advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determined the transaction was fair and reasonable to us.

Loans

We could not make any loans to our sponsor, our former advisor, any of our directors or any of their respective affiliates, except that we could make loans to wholly owned subsidiaries and we could make or invest in mortgage loans involving our sponsor, our former advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property was obtained from an independent appraiser and the transaction was approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, we were required to obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage and the condition of the title. Our charter prohibited us from making or investing in any mortgage loans that were subordinate to any mortgage or equity interest of our sponsor, our former advisor, our directors or officers or any of their affiliates. In addition, we could not borrow from these persons unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approved the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification was being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our former advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, were required to conclude that all other transactions, including joint ventures, between us and our former advisor, any of our officers or directors or any of their affiliates were fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses

Our former advisor was required to reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceeded the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. If our independent directors determined that such excess expenses were justified, within 60 days after the end of the fiscal quarter, we were required to send our stockholders a written disclosure of such fact. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain from the sale of our assets; and (6) acquisition fees and expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock were listed on a national securities exchange, our charter prohibited the issuance of options or warrants to purchase our capital stock to our sponsor, our former advisor, our directors or any of their affiliates (1) on terms more favorable than we offered such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares

Our charter prohibited us from paying a fee to our former advisor or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders

Our charter required that we prepare and deliver an annual report to our stockholders within 120 days after the end of each fiscal year. Our directors were required to take reasonable steps to ensure that the annual report complied with our charter provisions. Among the matters that were required to be included in the annual report or included in a proxy statement delivered with the annual report were:

•	financial statements prepared in accordance with GAAP that were audited and reported on by independent certified public accountants;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees or charges paid to our former advisor and any of its affiliates by us or third parties doing business with us during the year;
•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies were in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our former advisor, a director or any affiliate thereof during the year, which disclosure had been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates

Our charter prohibited our former advisor, our directors and their affiliates from voting their shares regarding (1) the removal of our former advisor, any such directors or any of their affiliates or (2) any transaction between any of them and us and further provided that, in determining the requisite percentage in interest of shares necessary to approve a matter on which our former advisor, any such director and any of their affiliates was not entitled to vote or consent, any shares owned by any of them would not be included.

Current Policies and Procedures Relating to Conflicts of Interest

Investment Allocation Agreement

We rely on Bluerock, and the executive officers and real estate professionals of Bluerock acting on behalf of our manager, to identify suitable investments. Bluerock currently serves as manager for other real estate investment programs and intends to sponsor future real estate programs with investment objectives similar to ours. As such, many investment opportunities may be suitable for us as well as other real estate programs sponsored by affiliates of our manager, and we and such other real estate programs will rely upon the same executive officers and real estate professionals to identify suitable investments for us.

To address certain potential conflicts arising from our relationship with Bluerock and its affiliates, we have entered into an investment allocation agreement with Bluerock and our manager whereby none of the Bluerock Funds nor any of their affiliates will acquire institutional-quality apartment properties in our target markets and within our investment strategies without providing us with the right (but not the obligation) to contribute, subject to our investment guidelines, our availability of capital and maintaining our qualification as a REIT for federal income tax purposes, and our and the Bluerock Funds’ exemption from registration under the Investment Company Act, at least 75% of the capital to be funded by such investment vehicles in Class A apartment properties in our target markets, subject to change if agreed upon by a majority of our independent directors. To the extent that the Bluerock vehicles elect to invest less than the remaining 25% of the investment amount, we will have the right to invest an additional percentage of equity equal to the amount not so invested by the Bluerock vehicles. To the extent that we do not have sufficient capital to contribute at least 75% of the capital required for any such proposed investment by such investment vehicle, the allocation agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and us, in each case taking into account the suitability of each investment opportunity for the particular vehicle and us and the capital available for investment by each such vehicle and by us. Bluerock has agreed that this investment allocation agreement will apply to any fund that is formed by Bluerock at a later date. Our board of directors will re-evaluate the investment allocation agreement from time to time and will periodically review each party’s compliance with its allocation provisions.

In the event that any joint venture with an entity affiliated with our manager holds interests in more than one property or other investment, the interest in each may be specially allocated based upon the respective proportion of funds invested by each co-venturer.

Code of Business Conduct and Ethics

We do not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our manager and its officers and employees, from having a pecuniary interest in an investment in or from conducting, for their own account, business activities of the type we conduct. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees and officers of our manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, our board of directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest for executive officers or directors, and must be promptly disclosed to stockholders. Waivers for other personnel may be made by our Chief Executive Officer. Waivers of our code of business conduct and ethics will be required to be disclosed in accordance with the NYSE MKT and SEC requirements.

Interested Director and Officer Transactions

Pursuant to the Maryland General Corporation Law, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof will not render the transaction void or voidable if:

•	the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board of directors, and our board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;
•	the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or
•	the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

We have adopted a related person transaction policy that requires that all existing or proposed transactions, arrangements, relationships, or series of similar transactions, arrangements or relationships, involving an amount in excess of $120,000 in which we, our operating partnership or any of our subsidiaries is a participant, and in which any of our directors or executive officers, any immediate family member of a director or executive officer, any 5.0% stockholders in us, or any immediate family member of any such stockholder, had or will have a direct or indirect material interest, be considered and approved by our nominating and corporate governance committee.

Lending Policies

We may not make loans to our directors, officers or other employees except in accordance with our code of business conduct and ethics and applicable law.

PROPOSAL 1.
ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Those persons elected will serve as directors until the 2015 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

• R. Ramin Kamfar • Brian D. Bailey • Romano Tio	• Gary T. Kachadurian • I. Bobby Majumder

Each of the nominees for director is a current member of our board of directors. The board of directors believes the nominees have played and will continue to play a vital role in our management and operations, particularly in connection with the continued growth and success of our company. Detailed information on each nominee is provided on pages 11 through 13.

The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Under our charter, the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is required for the election of the directors. This means that a director nominee with the most votes for a particular board seat is elected to that seat. Because the number of director nominees does not exceed the number of board seats, a director nominee need only receive a single “for” vote to be elected. “Withhold” votes and broker non-votes will have no effect on the outcome of the election, but they will count toward the establishment of a quorum. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL FIVE NOMINEES
LISTED FOR RE-ELECTION AS DIRECTORS.

PROPOSAL 2.
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to cast a non-binding, advisory vote on the 2014 compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as a “say-on-pay” vote.

As discussed in the “Compensation of Directors and Officers” section of this proxy statement, our board of directors believes that our compensation program is directly linked to our business objectives of generating income for our stockholders and growing our market capitalization. For example:

•	While we do not pay our executive officers any cash compensation, our compensation committee may grant our executive officers equity awards under our 2014 Equity Incentive Plan for Individuals. Such awards are intended to align the interests of our executive officers with those of our stockholders, thereby allowing our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends.
•	These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our company.
•	These awards further provide flexibility to us in our ability to enable our manager and its affiliates to attract, motivate and retain talented individuals at our manager and its affiliates.

The vote on this proposal will not be binding on the company, our board of directors or our compensation committee, and it will not be construed as overruling any decision by us or our board of directors or creating or implying any change to, or additional, fiduciary duties for us or our board of directors. However, the compensation committee of our board of directors, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our named executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are a significant number of votes against our named executive compensation as disclosed in this proxy statement, our compensation committee will seek to understand the concerns that influenced the vote and evaluate whether any actions are necessary to address those concerns in making future decisions affecting our executive compensation program.

Resolution

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that Bluerock Residential Growth REIT, Inc.’s stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the ‘Compensation of Directors and Officers’ section and other related disclosure.”

The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR this proposal.

Vote Required

Under our charter, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve Proposal 2. Abstentions and broker non-votes will have no effect on the result of the votes on this proposal, but they will count toward the establishment of a quorum.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS
PROXY STATEMENT.

PROPOSAL 3.
ADVISORY VOTE REGARDING THE FREQUENCY
OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executives (i.e., the “say-on-pay” vote described in the previous proposal). By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders may also abstain from casting a vote on this proposal.

After careful consideration, our board of directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the company. Our board of directors therefore recommends that stockholders vote to hold a “say-on-pay” vote every three years for a number of reasons, including the following:

•	A vote that occurs every three years will permit stockholders to evaluate the effectiveness of our overall compensation philosophy, objectives and practices in the context of our long-term business results for such period, while avoiding overemphasis on short-term fluctuations in compensation and business results that could occur over shorter periods of time.
•	An advisory vote occurring once every three years would also provide our compensation committee the longest time frame in which to evaluate the most recent “say-on-pay” vote results, engage with stockholders to understand the voting results, and effectively implement any corresponding changes to our executive compensation program.
•	As discussed elsewhere in this proxy statement, all of our executive officers are employees of our manager, and we have not directly paid, and do not intend to directly pay, any cash compensation to our executive officers. This reduces the significance of the “say-on-pay” vote while our company is externally managed.

Although we believe that holding advisory votes on executive compensation every three years will initially reflect the right balance of considerations for our company, we will periodically reassess that view and hold advisory votes on executive compensation more frequently if such action is warranted by discussions with stockholders, material changes to our compensation programs or other circumstances.

This vote is an advisory vote only, and therefore it will not bind the company or our board of directors, nor be construed as overruling any decision by us or our board of directors or creating or implying any change to, or additional, fiduciary duties for us or our board of directors. However, our board of directors will carefully consider the results of the stockholder vote on this matter as appropriate when adopting a policy on the frequency of future advisory votes on executive compensation. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the board of directors as the stockholders' recommendation as to the frequency of future advisory votes on executive compensation. Nevertheless, the board of directors may decide that it is in the best interests of our stockholders and the company to hold future advisory votes on executive compensation more or less frequently than the option approved by our stockholders.

Stockholders are not voting to approve or disapprove of the recommendation of our board of directors. Instead, the proxy card provides stockholders with four choices with respect to this proposal: one year, two years, three years, or stockholders may abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote for a frequency of EVERY THREE YEARS when voting at the annual meeting:

Resolution

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that Bluerock Residential Growth REIT, Inc.’s stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of the company’s named executive officers as disclosed in this proxy statement should be every year, every two years, or every three years.”

The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote for “EVERY THREE YEARS.”

Vote Required

Under our charter, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve Proposal 3. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by shareholders. Abstentions and broker non-votes will have no effect on the result of the votes on this proposal, but they will count toward the establishment of a quorum.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
“EVERY THREE YEARS.”

PROPOSAL 4.
RATIFY SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote for, against or abstain from voting to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2014.

The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. This proposal is considered “routine” under NYSE MKT rules, so brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Where no such vote is cast, the appointed proxies will vote FOR this proposal.

Vote Required

Under our charter, the affirmative vote of a majority of the votes cast at the meeting at which a quorum is present is required to approve Proposal 4. Abstentions and broker non-votes will have no effect on the result of the votes on this proposal, but they will count toward the establishment of a quorum.

If this proposal is not approved by our stockholders, the adverse vote will be considered a direction to our audit committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2014 will stand, unless our audit committee determines there is a reason for making a change.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

If a stockholder wishes to present a proposal at the 2015 annual meeting, our bylaws require that the stockholder give advance written notice to our secretary, Michael L. Konig, at our executive offices no earlier than January 21, 2015 and no later than February 20, 2015. However, if we hold our 2015 annual meeting before July 7, 2015, or after September 5, 2015, stockholders must submit proposals no earlier than 150 days prior to the 2015 annual meeting date and no later than the later of 120 days prior to the 2015 annual meeting date or ten (10) days after announcement of the 2015 annual meeting date. The mailing address of our executive offices is 712 Fifth Avenue, 9th Floor, New York, New York 10019.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders can submit their votes by proxy by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

APPENDIX A

AUDIT COMMITTEE CHARTER

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER OF
BLUEROCK RESIDENTIAL GROWTH REIT, INC.

This Amended and Restated Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Bluerock Residential Growth REIT, Inc. (the “Company”) on March 26, 2014.

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board in fulfilling its oversight responsibilities under Maryland law. The Committee shall be responsible for assisting the Board with (i) oversight of (A) the Company’s accounting and financial reporting processes; (B) the integrity and audits of the Company’s financial statements; (C) the Company’s compliance with legal and regulatory requirements; (D) the independent auditor’s qualifications and independence; (E) the performance of the Company’s internal audit function and independent auditor, (ii) the preparation of the disclosure required by Item 407(d)(3)(i) of Regulation S-K, and (iii) administration of the Company’s (A) Related Person Transaction Policy, (B) Code of Business Conduct and Ethics, (C) Code of Ethics for Senior Executives and Financial Officers and (D) Whistleblower Policy. The Committee shall also prepare a report which is to be included in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) and which complies with the applicable rules and regulations of the SEC.

In furtherance of this purpose, the Committee shall maintain direct communication with the Board, the Company’s independent auditor and those responsible for the internal audit function. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the authority to retain, at the Company’s expense, outside legal, accounting or other advisers to advise the Committee and to receive appropriate funding, as determined by the Committee, from the Company for the payment of the compensation of such legal, accounting or other advisers. The Committee also has the authority to receive appropriate funding, as determined by the Committee, for the payment of (a) compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (b) ordinary administrative expenses of the Committee that are appropriate in carrying out its duties. The independent auditor shall report directly to the Committee and is ultimately accountable to the Committee and the Board.

The Committee’s job is one of oversight and the Board recognizes that the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for auditing the Company’s financial statements. Additionally, the Board recognizes that the Company’s management and the independent auditor have more time and more detailed information about the Company than do members of the Committee; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

II. Membership

The Committee shall be composed of at least three members (the “Members”), each of whom shall be independent directors under the rules and regulations promulgated by the SEC, the New York Stock Exchange, NYSE MKT LLC or any other national securities exchange or interdealer automated quotation system on which the Company’s securities are listed, as such rules and regulations may be amended from time to time (the “Exchange Rules”). The Members of the Committee shall be appointed by the Board and shall serve at the pleasure of the Board. The Board shall have the power at any time to (A) remove any Member of the Committee, (B) fill any vacancy created by any such removal or by any resignation of a director serving thereon or (C) designate an alternate Member to replace any absent or disqualified Member of the Committee. The Committee shall have a Chairman who is designated by the Board. In the absence of the Chairman, the Members may designate a chairman by majority vote.

All Members of the Committee shall be financially literate or must become financially literate within a reasonable time period after appointment to the Committee, and at least one Member shall, in the business judgment of the Board, be an “audit committee financial expert” (as defined in Item 407(d)(5)(ii) of

Regulation S-K). The existence of an audit committee financial expert, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC or applicable law. Members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant at the Company’s expense.

Each prospective Committee Member shall evaluate carefully the existing demands on his or her time before accepting appointment or reappointment to the Committee. In light of the extraordinary commitment of time and attention required of Members of the Committee in fulfilling their responsibilities, no Member shall be a member of the audit committee, or a committee fulfilling similar functions, of more than two other public companies at the same time as he or she serves on the Committee, unless the Board specifically determines that it would not impair the ability of such Member to serve effectively on the Committee. In such case, the Board’s determination will be disclosed on or through the Company’s website or its annual proxy statement, or in such other manner as required by the Exchange Rules.

Director’s compensation, as permitted or restricted by the Company’s charter and bylaws, as amended from time to time, shall be the sole remuneration paid by the Company to all Members. No Member shall receive fees, paid directly or indirectly, for services as a consultant or a legal or financial advisor to the Committee.

III. Responsibilities

A. Annual Review

1. At least annually, the Committee shall review and assess the adequacy of this Charter and evaluate the performance of the Committee and report the results thereof to the Board. The Committee shall request that the Company maintain a copy of this Charter on the Company’s website or file this Charter as an appendix to the Company’s proxy statement at least once every three years. This Charter may be amended in whole or in part with the approval of a majority of the Board.

2. At least annually, the Committee shall review the qualifications, independence and performance of the independent auditor and present its conclusions to the Board in advance of the annual meeting of stockholders. As part of such annual review, the Committee shall obtain and review a written report by the independent auditor (the “Auditors’ Statement”):

•	describing the independent auditor’s internal quality-control procedures;
•	delineating all relationships between the independent auditor and the Company consistent with Independence Standard Board Standard No. 1;
•	describing any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor; and
•	describing any steps taken to deal with any such issues.

3. The Committee shall annually obtain and review a report from the independent auditor, which shall be delivered prior to, and within 90 days of, the filing of the audit report with the SEC, which sets forth:

•	all critical accounting policies and practices used by the Company;
•	all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor;
•	other material written communication between the independent auditor and management; and
•	any accounting adjustments that were noted or proposed by the independent auditor but “passed” upon.

The Committee shall also actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take appropriate action to oversee the independence of the independent auditor.

4. On an annual basis, the Committee shall report to the Board, after the close of each fiscal year, but prior to the Company’s annual meeting of stockholders, as well as on any other occasion, any issues that arise with respect to the quality or integrity of the Company’s publicly reported financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditor, the performance of the internal audit function or whatever it deems appropriate concerning the activities of the Committee. With respect to any items arising from the Committee’s review of the Auditors’ Statement, the Committee, if it deems appropriate, shall recommend that the Board take appropriate action to oversee the independence of the independent auditor.

5. On an annual basis, the Committee shall prepare the report required of an audit committee by the rules of the SEC to be included in the Company’s annual proxy statement.

6. The Committee shall review annually the Company’s internal audit function and significant reports with those responsible for the internal audit function and management’s response and follow-up to those reports.

7. The Committee shall oversee compliance with the Company’s Code of Ethics for Senior Executive and Financial Officers, as amended from time to time (the “SOX Code”) and appoint, on an annual basis and for a term of one year, a Compliance Officer who will administer and monitor, with the help of the Committee, the Company’s compliance with the SOX Code and with the Company’s Whistleblower Policy, as amended from time to time.

B. Review of Independent Auditor and Internal Audit Functions

1. The Committee shall review all major accounting policy matters involved in the preparation of the Company’s interim and annual financial reports with management and any deviations from prior practice with the independent auditor.

2. In consultation with management, the independent auditor and the internal auditor, the Committee shall consider the integrity of the Company’s financial reporting processes and controls. In furtherance of this goal, the Committee shall discuss policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

3. The Committee shall directly appoint, retain, compensate, evaluate, oversee and terminate the Company’s independent auditor. As part of this function, the Committee shall regularly evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor. As part of its evaluation, the Committee may take into account the opinions of the Company’s management and its internal auditors. The Committee shall oversee and confirm the regular rotation of the lead audit partner of the independent auditor and may further consider whether there should be a rotation of the independent auditor itself. The Committee shall present its conclusion with respect to the independent auditor to the full Board. The Committee shall further establish clear hiring policies for current or former employees of the independent auditor.

4. The Committee shall pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditor. In accordance with applicable law, the Committee may delegate this authority to one or more designated Members of the Committee; provided that any such decision made pursuant to the foregoing delegation of authority shall be presented to the Committee at its next regularly-scheduled meeting.

5. The Committee shall satisfy itself as to the professional competency of those responsible for the internal audit function.

6. The Committee shall review with the independent auditor and with those responsible for the internal audit function, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the engagement team and the coordination between the independent auditor and those responsible for the internal audit function in executing the plan.

7. The Committee shall meet separately, periodically with management, those responsible for the internal audit function and the independent auditor. The Committee shall meet quarterly with management and with the independent auditor to discuss the annual audited financial statements, including footnotes, the unaudited quarterly financial results prior to any early release of earnings and the quarterly financial statements prior to filing or distribution, including, in each case, a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In discharging this obligation, the Committee shall receive and review, if necessary, a report from the controller or equivalent officer as to any unusual deviations from prior practice that were included in the preparation of the annual or quarterly financial results. The Committee shall review and discuss: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements of the Company, (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (iv) the type and presentation of information to be included in earnings press releases, as well as review any financial information and earnings guidance provided to analysts and rating agencies.

8. The Committee shall review with the independent auditor, upon completion of the annual audit, the independent auditor’s experience, any difficulties encountered, any restrictions on the scope of its work or on access to requested information, cooperation received, significant disagreements with management, its findings and its recommendations. As part of this review, the Committee shall (i) discuss the responsibilities, budget and staffing of the Company’s internal audit function, (ii) obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934, as amended, relating to illegal acts that have come to the attention of the independent auditor during the course of the audit, has not been implicated, and (iii) review with the independent auditor (A) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” as immaterial or otherwise, (B) any communications between the independent auditor team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement, and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

9. After receipt by the Committee of the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board Standards, the Committee shall review and discuss the independent auditor’s independence with the independent auditor.

10. Based on the Committee’s review and discussions of the audited financial statements with management and its discussion with the independent auditor of (i) the matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 114, as amended, and (ii) the auditor’s independence, the Committee shall decide whether to recommend to the Board that the audited financial statements be included in the Company’s annual report for the last fiscal year to be filed with the SEC.

11. The Committee shall review and assess the adequacy of internal accounting procedures and controls, and any programs that the Company has instituted to correct any control deficiencies noted by the independent auditor or those responsible for the internal audit function. In furtherance of this assessment, the Committee shall discuss with management the results of the foregoing reviews, including significant items and potential ways to improve the accounting procedures and controls.

12. The Committee shall establish, implement and periodically review procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

C. Other Activities

The Committee shall administer the Related Person Transaction Policy, the Code of Business Conduct and Ethics, the Code of Ethics for Senior Executives and Financial Officers and the Whistleblower Policy of the Company, as amended from time to time, and perform any other activities as the Committee or the Board deems necessary or appropriate, provided that such activities shall be consistent with this Charter, the Company’s charter and bylaws, and governing laws and regulations applicable to the Company. Notwithstanding the foregoing or any other provision contained in this Charter or the bylaws or the charter of the Company, the responsibilities, duties and functions of the Committee set forth in this Charter are solely the responsibilities, duties and functions of the Committee and may not be delegated to any other committee of the Board.

IV. Meetings

The Committee shall meet (i) at least once during each fiscal quarter with management and the independent auditor, (ii) periodically with management, the Company’s independent auditors and/or the persons responsible for the Company’s internal audit function, (iii) in executive session as often as the Committee deems reasonable or necessary, and (iv) as otherwise determined by the Chairman of the Committee in his or her sole discretion. Minutes of each of these meetings shall be kept and the Chief Financial Officer, or similar officer, will function as the management liaison officer to the Committee.

A majority of the Committee Members shall constitute a quorum. Each Committee Member shall have one vote and actions at meetings may be approved by a majority of the Members present.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
COMPENSATION COMMITTEE CHARTER
As of March 26, 2014

Purpose

The Compensation Committee is appointed by the Board of Directors (the “Board”) of Bluerock Residential Growth REIT, Inc. (the “Company”). The functions of the Compensation Committee shall include (a) reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of the Company’s chief executive officer (the “CEO”), if any, evaluating the CEO’s performance in light of such goals and objectives and determining and approving the remuneration, if any, of the CEO based on such evaluation; (b) reviewing and approving the compensation, if any, of all of the Company’s other officers (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers of the External Manager (as defined below) to the extent provided for herein; (c) reviewing and approving the Company’s executive compensation policies and plans; (d) overseeing plans and programs related to the compensation of any external manager of the Company (the “External Manager”), including fees payable to the External Manager pursuant to any agreement with the External Manager (the “Management Agreement”); (e) implementing and administering the Company’s incentive compensation equity-based remuneration plans, including, without limitation, the Company’s 2014 Equity Incentive Plan for Individuals (the “2014 Individuals Plan”) and the Company’s 2014 Equity Incentive Plan for Entities (the “2014 Entities Plan” and, together with the 2014 Individuals Plan and any other incentive compensation equity-based remuneration plans, collectively, the “Equity Plans”), except with respect to awards made to directors who are not employees, which will be administered by the Board, or as otherwise provided by the Board; (f) assisting management in complying with the Company’s proxy statement and annual report disclosure requirements; (g) producing a report on executive compensation to be included in the Company’s annual proxy statement; and (h) reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Committee Formation, Duration and Membership

The Compensation Committee shall consist of no fewer than three members, all of whom shall be members of the Board. All members of the Compensation Committee shall (i) meet the independence requirements of the New York Stock Exchange, NYSE MKT LLC or any other nationally recognized securities exchange on which the Company’s securities are traded (the “Applicable Securities Exchange”), as amended from time to time, which are applicable to a member of the Compensation Committee, (ii) qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and (iii) qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The members of the Compensation Committee shall serve at the pleasure of the Board and the Board shall have the power at any time, subject to the rules of the Applicable Securities Exchange, as amended from time to time, to (A) designate and appoint a chairman of the Compensation Committee, (B) remove any member of the Compensation Committee, (C) fill any vacancy created by any such removal or by any resignation of a director serving thereon, (D) designate an alternate member to replace any absent or disqualified member of the Compensation Committee or (E) dissolve the Compensation Committee.

Committee Authority and Responsibilities

1. The Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser. The Compensation Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other adviser retained by the Compensation Committee (a “Compensation Consultant”). The Company must provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to each Compensation Consultant retained by the Compensation Committee. The Compensation Committee shall not be required to retain a Compensation Consultant, and may rely on published information or any other sources it deems acceptable in its sole discretion. The Compensation Committee shall also have authority to obtain professional advice and assistance from within the Company or elsewhere.

2. At such time as the Company ceases to be a smaller reporting company, the Compensation Committee may select a Compensation Consultant only after taking into consideration all factors relevant to the Compensation Consultant’s independence from the Company’s management, including the following:

(A)	The provision of other services to the Company by the Compensation Consultant or the person that employs the Compensation Consultant;
(B)	The amount of fees received from the Company by the Compensation Consultant or the person that employs the Compensation Consultant, as a percentage of the total revenue of the Compensation Consultant or person that employs the Compensation Consultant, as applicable;
(C)	The policies and procedures of the Compensation Consultant, or the person that employs the Compensation Consultant, that are designed to prevent conflicts of interest;
(D)	Any business or personal relationship of the Compensation Consultant, or the person that employs the Compensation Consultant, with a member of the Compensation Committee;
(E)	Any stock of the Company owned by the Compensation Consultant or the person that employs the Compensation Consultant; and
(F)	Any business or personal relationship of the Compensation Consultant, or the person employing the Compensation Consultant, with an executive officer of the Company.

Nothing in paragraphs 1 and 2 above shall be construed: (A) to require the Compensation Committee to implement or act consistently with the advice or recommendations of any Compensation Consultant; or (B) to affect the ability or obligation of the Compensation Committee to exercise its own judgment in fulfillment of the duties of the Compensation Committee. The Compensation Committee is required to conduct the independence assessment outlined in paragraph 2 with respect to any Compensation Consultant that provides advice to the Compensation Committee, other than: (i) in-house legal counsel; and (ii) any Compensation Consultant whose role is limited to the following activities for which no disclosure would be required under Item 407(e)(3)(iii) of Regulation S-K: consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Company, and that is available generally to all salaried employees; or providing information that either is not customized for a particular company or that is customized based on parameters that are not developed by the Compensation Consultant, and about which the Compensation Consultant does not provide advice. Nothing in these paragraphs 1 and 2 shall be construed to require a Compensation Consultant to be independent; only that the Compensation Committee consider the enumerated independence factors before selecting or receiving advice from a Compensation Consultant. The Compensation Committee may select or receive advice from any Compensation Consultant it prefers, including ones that are not independent, after considering the six independence factors outlined in paragraph 2.

3. The Compensation Committee shall take into account that, if the Management Agreement provides that the External Manager is responsible for managing the Company’s affairs, the Company’s officers shall not receive, nor, absent a change in circumstances, would they be expected in the future to receive, any cash compensation from the Company for their services as the Company’s officers. Instead, the Company will pay the External Manager the fees provided for in the Management Agreement. The Compensation Committee has the authority to determine whether and when it would be in the best interest of the Company to change this approach. The Compensation Committee may, however, compensate the Company’s officers or the officers of the External Manager, whether directly or indirectly, with restricted or unrestricted shares of the Company’s common stock or other awards in accordance with the Equity Plans, and will determine if and when any awards pursuant to the Equity Plans are received.

4. The Compensation Committee shall seek to maintain competitive compensation for independent directors and should encourage increased ownership of the Company’s stock through the payment of a portion of director compensation in Company stock, options to purchase Company stock or other equity-based compensation pursuant to the Equity Plans. Committee chairmen may receive such additional reasonable compensation for serving in their role as such as may be determined from time to time. Notwithstanding the foregoing or any other provision contained in this Compensation Committee Charter (this “Charter”), a director who is also an officer of the Company shall not receive compensation for services rendered as a director.

5. The Compensation Committee shall have direct responsibility to annually review and approve corporate goals and objectives relevant to CEO compensation, if any, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation, subject to paragraph 3 hereof. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

6. The Compensation Committee shall annually review, authorize and approve the compensation, subject to paragraphs 3, 4 and 5 above, of all directors and officers of the Company and, to the extent provided for in paragraph 3 above, the officers of the External Manager if the Management Agreement provides that the External Manager is responsible for managing the Company’s affairs, including (a) incentive and equity-based compensation (which, to the extent payable to the officers of the External Manager, whether directly or indirectly, shall not be limited or affected by any fees payable to the External Manager pursuant to the terms of the Management Agreement) and (b) compensation for Audit Committee members that complies with the requirements of the Applicable Securities Exchange and Rule 10A-3 under the Exchange Act. The Compensation Committee shall administer all Equity Plans in accordance therewith except (i) as otherwise provided by the Board from time to time, and (ii) with respect to awards made to directors who are not employees, which will be administered by the Board. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

7. Subject to paragraphs 3 and 5 above, the Compensation Committee shall annually review and approve the compensation, if any, for the CEO and the other officers of the Company, and, to the extent provided for in paragraph 3 above, the officers of the External Manager if the Management Agreement provides that the External Manager is responsible for managing the Company’s affairs, including, to the extent applicable, (a) the annual base salary level of each such officer, (b) the annual incentive opportunity level of each such officer, (c) the long-term incentive opportunity level of each such officer, (d) employment agreements, severance arrangements, and change in control agreements/provisions, as the case may be, (e) the bonus pool and allocation and (f) any special or supplemental benefits; provided, however, incentive compensation payable to the officers of the External Manager, either directly or indirectly, pursuant to (b) and (c) above shall not be limited or affected by any fees payable to the External Manager pursuant to the terms of the Management Agreement.

8. The Compensation Committee shall have the full power and authority of the Board to authorize the issuance of shares of the Company’s common stock or other securities of the Company or other awards in accordance with the Equity Plans (collectively, the “Incentive Securities”) in connection with compensation arrangements for the directors, the CEO, the other officers and the employees of the Company, and, to the extent provided for in paragraph 3 above, the officers of the External Manager if the Management Agreement provides that the External Manager is responsible for managing the Company’s affairs, to the extent delegated by the Board to the Compensation Committee from time to time by one or more resolutions duly adopted by the Board providing authorization for the issuance of Incentive Securities by the Compensation Committee and setting the maximum number of such shares or other securities to be issued by the Compensation Committee during any period and in the aggregate for the foregoing purposes. Without limiting the generality of the foregoing, the Compensation Committee, as the Board committee administering the Equity Plans, may, in its sole discretion and from time to time, grant awards provided in the Equity Plans in such form and amount as the Compensation Committee shall determine up to the number of the Incentive Securities authorized and reserved for issuance under the applicable Equity Plan at any time and from time to time, as approved by the Board and the Company’s stockholders. Notwithstanding the foregoing or any other provision contained in this Charter, (a) the provisions of this paragraph 8 shall be subject to the provisions of paragraph

6 of this Charter, and (b) the issuance of the Incentive Securities, to the extent payable to the officers of the External Manager, either directly or indirectly, shall not be limited or affected by, any fees payable to the External Manager pursuant to the terms of the Management Agreement.

9. The Compensation Committee is directly responsible for producing an annual report on executive officer compensation for inclusion in the Company’s annual proxy statement or annual report in accordance with applicable rules and regulations.

10. The Compensation Committee shall consider the impact of the Company’s compensation plans, and the incentives created by the Company’s compensation plans, on the Company’s risk profile.

11. The Compensation Committee may consult with, and seek the recommendations of, the CEO with respect to any of the matters for which it is responsible; provided, however, that the Compensation Committee shall retain full authority with respect to its recommendations and may choose not to follow the recommendations of the CEO. The CEO may not be present during voting or deliberations with respect to the CEO’s compensation.

12. The Compensation Committee may form and delegate authority to subcommittees when appropriate; provided, however, that such subcommittees shall be composed entirely of independent directors and each such subcommittee shall have its own charter setting forth its purpose and responsibilities.

13. The Compensation Committee shall meet at least semi-annually and shall make regular reports to the Board. A majority of the Compensation Committee members shall constitute a quorum. Each Compensation Committee member shall have one vote and actions at meetings may be approved by a majority of the Compensation Committee members present.

14. The Compensation Committee shall review the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter may be amended in whole or in part with the approval of a majority of the Board. The Compensation Committee shall annually review its own performance.

APPENDIX C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

BLUEROCK RESIDENTIAL GROWTH REIT, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
As of March 26, 2014

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Bluerock Residential Growth REIT, Inc. (the “Company”). The functions of the Committee shall include: (a) identifying qualified candidates for election as directors, consistent with criteria approved by the Board, and selecting, or recommending to the Board for selection, nominees for election as directors at the annual meeting of stockholders; (b) developing and recommending to the Board Corporate Governance Guidelines applicable to the Company and implementing and monitoring such Corporate Governance Guidelines; (c) reviewing and making recommendations on matters involving the general operation of the Board, including the size of the Board and its composition, and committee composition and structure; (d) recommending to the Board nominees for each committee of the Board; (e) annually facilitating the assessment of the Board’s performance as a whole, of the individual directors of the Board, and the various committees of the Board, as required by applicable law, regulations and the requirements of the New York Stock Exchange, NYSE MKT LLC or any other nationally recognized securities exchange on which the Company’s securities are traded (the “Securities Exchange”); and (f) overseeing the Board’s evaluation of the Company’s management.

Committee Formation, Duration and Membership

The Committee shall consist of no fewer than three members, all of whom shall be members of the Board. All members of the Committee shall meet the independence requirements of the Securities Exchange applicable to a member of the Committee and any rules and regulations of the U.S. Securities and Exchange Commission, in each case, as in effect from time to time. The members of the Committee shall serve at the pleasure of the Board and the Board shall have the power at any time, subject to the rules of the Applicable Securities Exchange, as amended from time to time, to (A) designate and appoint a chairman of the Committee, (B) remove any member of the Committee, (C) fill any vacancy created by any such removal or by any resignation of a director serving thereon, (D) designate an alternate member to replace any absent or disqualified member of the Committee or (E) dissolve the Committee.

Committee Authority and Responsibilities

1. The Committee shall actively identify individuals qualified to become Board members, consistent with criteria approved by the Board, for recommendation to the Board as potential directors of the Company. The Committee shall also develop and recommend to the Board for approval the criteria for selecting new director nominees. The Committee shall assist the Board in meeting the following goals with respect to the composition of the Board and the Audit, Investment, Compensation, and Nominating and Corporate Governance Committees of the Board:

(a)	the Board will have a majority of directors who meet the criteria for independence required by the Securities Exchange; and
(b)	the membership of the Audit, Investment, Compensation, and Nominating and Corporate Governance Committees shall meet the requirements set forth in each such committee’s charter.

The Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new directors as well as the composition of the Board as a whole and of the Audit, Investment, Compensation, and Nominating and Corporate Governance Committees. This assessment will include members’ qualification as independent, when required, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board and the Company. The Committee shall recommend to the Board the director nominees to stand for election to the Board at each annual meeting of the Company’s stockholders or otherwise and to comprise each of the Audit, Investment, Compensation, and Nominating and Corporate Governance Committees. These recommendations will be made by the Committee in accordance with the policies and principles in this Nominating and Corporate Governance Committee Charter (this “Charter”). Any invitation to join the Board should be extended by the Board itself, by the Chairman of the Committee and the Chairman of the Board. In cases where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors shall not be subject to the Committee process.

2. Subject to paragraph 3 below, the Committee shall review and make recommendations to the Board regarding the Company’s director nomination process, including, without limitation:

(a)	determining any specific, minimum qualifications that the Committee believes must be met by a nominee for recommendation to the Board, and describe any specific qualities or skills that the Committee believes are necessary for one or more of the Company’s directors to possess; and
(b)	determining the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

3. The Committee may solicit candidate recommendations from its own members, from members of the Board and from management of the Company’s external manager, if applicable. The Committee may also consider nominations made by other interested persons. In evaluating the persons nominated as potential directors, the Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Board or Committee deems relevant. Notwithstanding the foregoing, with regard to each nominee approved by the Committee for inclusion on the Company’s proxy card (other than nominees who are executive officers or who are directors standing for re-election), the Committee shall report to the Board which one or more of the following categories of persons or entities recommended such nominee: non-management director, chief executive officer, other executive officer, third-party search firm, or other specified source. If the Committee receives a nomination for director from one or more stockholders in compliance with Article II, Section 11 of the Company’s Bylaws, the Committee shall identify to the Board the candidate and the stockholder or stockholders that recommended the candidate.

4. The Committee shall have the sole authority to retain and terminate a search firm, independent legal counsel or any other adviser to identify director candidates and shall have sole authority to approve the fees and other retention terms of such search firm, independent legal counsel or adviser. If the Company retains such third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees, the Committee shall report to the Board the function performed by each such third party. The Committee shall also have authority to obtain professional advice from within the Company or elsewhere. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any search firm, independent legal counsel or any other adviser retained by the Committee. Notwithstanding the foregoing, the Committee shall not be required to retain a search firm, independent legal counsel or other adviser and may rely on any sources it deems acceptable in its sole discretion.

5. The Committee shall have oversight of the evaluation and self-assessment process of the Board, each committee of the Board and management with respect to the governance of the Company. The Committee shall solicit comments from all directors and provide the Board, at least annually, with an assessment of the performance of the Board, each committee of the Board and the management of the Company.

6. The Committee shall develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. Once adopted, the Committee shall review the adequacy of the Corporate Governance Guidelines of the Company at least annually and recommend any proposed changes to the Board for approval.

7. The Committee shall develop and recommend to the Board (a) the Code of Business Conduct and Ethics, and (b) the Code of Ethics for Senior Executive and Financial Officers (collectively, the “Codes of Ethics”), applicable to the Company. Once adopted, the Committee shall review the adequacy of the Codes of Ethics of the Company at least annually and recommend any proposed changes to the Board for approval.

8. The Committee may form and delegate authority to subcommittees when appropriate; provided, however, that such subcommittees shall be composed entirely of independent directors and each such subcommittee shall have its own charter setting forth its purpose and responsibilities.

9. The Committee shall meet a least semi-annually and shall make regular reports to the Board. A majority of the Committee members shall constitute a quorum. Each Committee member shall have one vote and actions at meetings may be approved by a majority of the members present.

10. The Chairman of the Board, in consultation with the Company’s chief executive officer (the “CEO”) if different than the Chairman of the Board, may recommend to the Committee directors for consideration for appointment to the Audit, Investment, Compensation, and Nominating and Corporate Governance Committees. The Committee may consult with, and seek the recommendations of, the Chairman of the Board and the CEO, if different than the Chairman of the Board, with respect to any other matter within its scope; however, the Committee shall not be bound by such recommendations.

11. The Committee shall review the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter may be amended in whole or in part with the approval of a majority of the Board. The Committee shall also annually review its own performance.

BLUEROCK RESIDENTIAL

PO BOX 55909
BOSTON, MA 02205-5909

YOUR VOTE IS IMPORTANT!

You can authorize a proxy to cast your vote and otherwise represent you at the 2014 Annual Meeting of Stockholders in one of four ways:

MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by August 5, 2014.

FAX: Fax the completed proxy card to **(781) 633-4036** until 5:00 p.m. Eastern Daylight Time, August 5, 2014.

TELEPHONE: Call **(800) 830-3542** by 5:00 p.m. Eastern Daylight Time, August 5, 2014 and follow the instructions provided. Or, to speak with a customer service agent, call **(855) 800-9419** by 5:00 p.m. Eastern Daylight Time, August 5, 2014.

INTERNET: Log on to **www.2voteproxy.com/br** by 5:00 p.m. Eastern Daylight Time, August 5, 2014 and follow the on-line instructions provided.

If you vote by Internet, Telephone or Fax, you do **not** have to return your proxy card.

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 6, 2014

PROXY CARD

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Bluerock Residential Growth REIT, Inc. hereby appoints R. Ramin Kamfar and Christopher J. Vohs, and each of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of Bluerock Residential Growth REIT, Inc. to be held on August 6, 2014, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated below and otherwise in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, and of the accompanying proxy statement, which is hereby incorporated by reference, and of the annual report. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

You may obtain directions to attend the 2014 Annual Meeting of Stockholders of Bluerock Residential Growth REIT, Inc. by calling investor services at (877) 826-BLUE (2583) or visiting our website at www.bluerockresidential.com.

This proxy is solicited on behalf of the board of directors of Bluerock Residential Growth REIT, Inc. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Annual Meeting, including matters incident to its conduct.

SIGN, DATE and RETURN:

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Name:____________________ Date:________ Name:____________________ Date:________

Title:____________________ Title:____________________

BR101-PXY-V6

The Proxy Materials for this Meeting are available at: **www.2voteproxy.com/br**

Please mark your choice like this X in blue or black ink. [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL FIVE NOMINEES TO THE BOARD OF DIRECTORS NAMED BELOW.

IF NO SPECIFICATIONS ARE MADE, YOUR PROXY WILL BE VOTED "FOR" ALL FIVE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 1: **Election of R. Ramin Kamfar, Gary T. Kachadurian, Brian D. Bailey, I. Bobby Majumder and Romano Tio to serve as Directors until the Annual Meeting of Stockholders of Bluerock Residential Growth REIT, Inc. to be held in the year 2015 and until their successors are elected and qualified.**

(01) R. Ramin Kamfar (02) Gary T. Kachadurian (03) Brian D. Bailey

(04) I. Bobby Majumder (05) Romano Tio

For All	Withhold All	For All Except*
☐	☐	☐

* To **withhold authority** to vote for any individual Nominee(s) write the number(s) of the nominee(s) in the box below.

[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

IF NO SPECIFICATION IS MADE, YOUR PROXY WILL BE VOTED "FOR" THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

For	Against	Abstain
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "EVERY THREE YEARS" ON THE PROPOSAL BELOW.

IF NO SPECIFICATION IS MADE, YOUR PROXY WILL BE VOTED FOR "EVERY THREE YEARS."

Every one year	Every two years	Every three years	Abstain
☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

IF NO SPECIFICATION IS MADE, YOUR PROXY WILL BE VOTED "FOR" THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

For	Against	Abstain
☐	☐	☐

BR101-PXY-V6

BLUEROCK RESIDENTIAL GROWTH REIT, INC. ANNUAL MEETING TO BE HELD ON 08/06/14
FOR HOLDERS AS OF 06/05/14 * ISSUER CONFIRMATION COPY - INFO ONLY *

1 1-0001

THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

09627J102

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 08/06/14 FOR BLUEROCK RESIDENTIAL GROWTH REIT, INC.
THE FOLLOWING MATERIAL IS AVAILABLE AT WWW.PROXYVOTE.COM ** A **

- AGENDA
- PROXY STATEMENT
- SHAREHOLDER LETTER
- 10-K REPORT

2 -I -S

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 0010100
1 - 01-R. RAMIN KAMFAR,02-GARY T. KACHADURIAN,03-BRIAN D. BAILEY,
04-I. BOBBY MAJUMDER,05-ROMANO TIO

FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.

USE NUMBER ONLY ____________________

2 *- APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. ---->>>	FOR 0029440	--->>> 2		FOR ☐	AGN ☐	ABS ☐	
3 *- INDICATE YOUR PREFERENCE FOR THE FREQUENCY OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. ---->>>	3YR 0029414	--->>> 3	1YR ☐	2YR ☐	3YR ☐	ABS ☐	
4 - RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014. ----------->>>	FOR 0010200	--->>> 4		FOR ☐	AGN ☐	ABS ☐	

2

X

09627J102

PLACE "X" HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING

NOTE SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

NOTE IN ORDER TO HAVE YOUR SHARES VOTED, YOUR INSTRUCTIONS MUST BE RECEIVED NO LATER THAN AUGUST 5, 2014.

Broadridge™

51 MERCEDES WAY
EDGEWOOD NY 11717

P54116

1

1

**

BLUEROCK
27777 FRANKLIN RD, SUITE 900
SOUTHFIELD, MI
48034

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice. --->>> FOR ☐

VIF11H

Bluerock Residential Growth REIT, Inc.

Annual Meeting of Shareholders

TIME: Wednesday, August 6, 2014 12:00 PM, Local Time
PLACE: Warwick Hotel, Davis Room, 1st Floor, 65 West 54th Street at 6th Avenue, New York, New York 10019

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2 and 4.
The board recommends that an advisory vote on the compensation for named executive officers be held every 3 Years.

PROPOSAL	YOUR VOTE				MANAGEMENT RECOMMENDS
1. Election of the following nominees to serve as Directors until the Annual Meeting of Stockholders of Bluerock Residential Growth REIT, Inc. to be held in the year 2015 and until their successors are elected and qualified.	FOR	WITHHOLD			↓
To vote for all directors mark here:	☐				
1.01 R. Ramin Kamfar	☐	☐			FOR
1.02 Gary T. Kachadurian	☐	☐			FOR
1.03 Brian D. Bailey	☐	☐			FOR
1.04 I. Bobby Majumder	☐	☐			FOR
1.05 Romano Tio	☐	☐			FOR
	FOR	AGAINST	ABSTAIN		
2. Approval of the advisory resolution regarding the compensation of our named executive officers as disclosed in this proxy statement.	☐	☐	☐		FOR
	1YR	2YR	3YR	ABSTAIN	
3. Indicate your preference for the frequency of an advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐	3 YEARS
	FOR	AGAINST	ABSTAIN		
4. Ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2014.	☐	☐	☐		FOR

To attend the meeting and vote your shares in person please mark this box: ☐

Authorized Signatures - Must be completed for your instructions to be executed.

______________________ ______________________

Please Sign Here **Please Date Here**

______________________ ______________________

Please Sign Here **Please Date Here**

Please separate carefully at the perforation and return just the portion to the left in the envelope provided.

Bluerock Residential Growth REIT, Inc.

Annual Meeting of Shareholders to be held

Wednesday, August 6, 2014 12:00 PM, Local Time

For Holders as of June 5, 2014

All votes must be received by 05:00 PM, Eastern Time August 5, 2014.

To vote, use one of the following methods:

INTERNET **Go To:**

1. Go to the URL shown above.
2. Have your Voting Instruction Form ready and follow the instructions posted on the website.

TELEPHONE **Call 1-866-586-3109.**

1. Use a touch-tone telephone.
2. Have your Voting Instruction Form ready and follow the simple recorded instructions.

MAIL

1. Mark, sign, and date your Voting Instruction Form.
2. Detach and return Voting Instruction Form in the postage-paid envelope provided.

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Voting Instructions

Who Can Vote

This Voting Instruction Form is provided to you as the account holder or his or her agent. You may instruct us, as the holder of record or its agent, as to how to vote your shares by filling in, signing and mailing this form or by submitting your instructions by telephone or by internet, as described below. If no instructions are provided and the card is signed and dated, the proxy will be voted in accordance with the recommendations of the Board of Directors.

Voting by Mail

Please mark your instructions on the Voting Instruction Form using dark black pencil or pen. Sign and date the Form. Detach the portion of the Form containing your instructions and mail it in the postage-paid envelope provided.

Voting by Telephone

Simply call the toll-free number under the "Telephone" icon on the reverse side of this form. Please have your Voting Instruction Form ready and follow the recorded instructions.

Voting by Internet

The URL for voting online is under the "Internet" icon on the reverse side of this form. Please have your Voting Instruction Form ready and follow the instructions posted on the website.

Electronic Delivery

To sign up for electronic delivery go to www.proxyconsent.com and select your broker from the dropdown menu.

Attending the Meeting

You may attend the meeting to vote your shares in person if we issue a "Legal Proxy" to bring with you. If you wish to do this please check the “To Attend the Meeting” box located at the bottom of the reverse side of this form.

(Continued and to be signed on the reverse side)